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As filed with the Securities and Exchange Commission on October 7, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UBS AG
(Exact Name of Registrant as Specified in its Charter)

Switzerland (State or Other Jurisdiction of Incorporation or Organization)	98-018363 (IRS Employer Identification Number)

Bahnhofstrasse 45, CH-8098 Zurich
Switzerland, +41-44-234 11 11 and
Aeschenvorstadt 1, CH-4051 Basel
Switzerland, +41-61-288 20 20
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mark Shelton, Esq.
Co-General Counsel, The Americas
UBS AG
299 Park Avenue, New York, New York 10171
(212) 821-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:
 Bruce C. Bennett, Esq.
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue, New York, New York 10018
(212) 841-1000

Approximate date of commencement of proposed sale to the public: October 7, 2008

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Auction Rate Securities Right	Proposed maximum aggregate offering price	Amount of registration fee

Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1, C-2 and G	US$21,500,000,000(1)	US$0(2)	US$1(2)(3)	US$1(3)

(1)
Represents the aggregate market value of various classes of auction rate certificates and auction preferred stock to which the Auction Rate Securities Rights relate.

(2)
No cash purchase price is payable for the Auction Rate Securities Rights. Offerees who choose to accept the offer described in the prospectuses included herein will receive Auction Rate Securities Rights in exchange for their granting discretion to UBS Securities LLC and UBS Financial Services Inc. to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, their auction rate securities on their behalf.

(3)
Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the discretionary authority granted by offerees in exchange for Auction Rate Securities Rights has no market value and will not be ascribed a value in UBS AG's financial records. Based upon discussions with the staff of the Division of Corporation Finance, the proposed maximum aggregate offering price indicated is US$1 and a filing fee of US$1 has been paid.

 Explanatory note

This registration statement contains two prospectuses. The first offers Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1 and C-2. The second offers Auction Rate Securities Rights, Series G. These prospectuses will be used simultaneously.

PROSPECTUS

Auction Rate Securities Rights Series A-1, expiring January 4, 2011
Auction Rate Securities Rights Series A-2, expiring January 4, 2011
Auction Rate Securities Rights Series B-1, expiring January 4, 2011
Auction Rate Securities Rights Series B-2, expiring January 4, 2011
Auction Rate Securities Rights Series C-1, expiring July 2, 2012
Auction Rate Securities Rights Series C-2, expiring July 2, 2012

UBS AG is offering Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1 and C-2 to clients of UBS Securities LLC and UBS Financial Services Inc. who choose to accept the offer described in this prospectus. Each series of Auction Rate Securities Rights will entitle the holder to sell certain existing auction rate securities held by the holder to UBS AG for a price equal to the par value plus accrued but unpaid dividends or interest.

The Auction Rate Securities Rights are not transferable and will not be listed or displayed on any securities exchange or any electronic communications network.

Before choosing to accept this offer, you should carefully read the discussion of important risks of accepting the Auction Rate Securities Rights under the heading "Risk factors" beginning on page 9 of this prospectus, as well as the information under the heading "Questions and answers about the offer" beginning on page 11 of this prospectus.

This offer is being made pursuant to the settlement described in this prospectus. You should carefully read the summary of the material terms of the settlement under the heading "The offer" beginning on page 25 of this prospectus. The acceptance period for the offer will expire at 5:00 pm (New York City time) on November 14, 2008, unless extended by UBS AG.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to public		Underwriting discount		Proceeds to UBS AG

Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1 and C-2		(1)		(2)		(1)

Total	US$	0	US$	0	US$	0

(1)
We will not receive cash proceeds from this offer.

(2)
We will not offer the Auction Rate Securities Rights for sale to or through underwriters, dealers or agents.

We will not offer the Auction Rate Securities Rights for sale to or through underwriters, dealers or agents. Delivery of the Auction Rate Securities Rights will be made in book-entry form only through an affiliate of UBS AG promptly after you accept the offer.

The date of this prospectus is October 7, 2008.

A-C

TABLE OF CONTENTS

Cautionary note regarding forward-looking statements	1
Incorporation of certain information by reference	1
Where you can find more information	3
Presentation of financial information	4
Limitations on enforcement of US laws against UBS AG, its management and others	4
Summary	5
Risk factors	9
Questions and answers about the offer	11
UBS AG	20
Recent developments	22
Capitalization of UBS AG	24
The offer	25
The concurrent offer	34
Funding of the offer	34
Use of proceeds	34
Description of securities	35
Description of no net cost loans	36
United States federal income tax considerations	40
ERISA considerations	42
Plan of distribution	44
Validity of the securities	44
Experts	44

 Cautionary note regarding forward-looking statements

This prospectus contains, or incorporates by reference, statements that constitute "forward-looking statements," including but not limited to statements relating to the risks arising from the current market crisis, other risks specific to our business, strategic initiatives, future business development and economic performance. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, (1) the extent and nature of future developments in the auction rate securities market and short-term capital markets generally; (2) the extent and nature of future developments in the US mortgage market and in other market segments that have been affected by the current market crisis and developments affecting the availability of funding to us and other financial institutions; (3) other market and macroeconomic developments, including movements in local and international securities markets, credit spreads, currency exchange rates and interest rates; (4) changes in internal risk control and limitations in the effectiveness of our internal processes for risk management, risk control, measurement and modeling, and of financial models generally; (5) the degree to which we are successful in implementing our remediation plans and strategic and organizational changes, and whether those plans and changes will have the effects anticipated; (6) developments relating to UBS AG's access to capital and funding, including any changes in our credit spreads and ratings; (7) changes in the financial position or creditworthiness of our customers, obligors and counterparties, and developments in the markets in which they operate; (8) management changes and changes to the structure of our Business Groups; (9) the occurrence of operational failures, such as fraud, unauthorized trading or systems failures; (10) legislative, governmental and regulatory developments, including the possible imposition of more stringent capital requirements and of direct or indirect regulatory constraints on our business activities; (11) the possible consequences of ongoing governmental investigations of certain of our past business activities; (12) competitive pressures; (13) technological developments and (14) the impact of all such future developments on positions held by UBS AG, on our short-term and longer-term earnings, on the cost and availability of funding and on our Bank for International Settlements (BIS) capital ratios.

In addition, these results could depend on other factors that we have previously indicated could adversely affect our business and financial performance which are contained in other parts of this document and in our past and future filings and reports, including those filed with the SEC. More detailed information about those factors is set forth elsewhere, or incorporated by reference, in this prospectus and in documents furnished by UBS AG and other filings made by UBS AG with the SEC. UBS AG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Incorporation of certain information by reference

The SEC's rules allow us to incorporate information into this prospectus by reference. This means that:

–>
The incorporated documents are considered part of this prospectus;

–>
We can disclose important information to you by referring you to certain information or documents that do not appear in this prospectus but which are considered part of this prospectus; and

–>
Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference into this prospectus:

–>
UBS AG's Annual Report on Form 20-F for the year ended December 31, 2007, which UBS AG filed with the SEC on March 18, 2008, and the amendments to that report on Form 20-F/A, which UBS AG filed with the SEC on March 20, 2008 and April 14, 2008;

–>
UBS AG's submissions on Form 6-K, which UBS AG furnished to the SEC on April 1, 2008; April 8, 2008; April 16, 2008; April 25, 2008 (two Forms 6-K); May 6, 2008 (only the Form 6-K on such date that states that it is to be incorporated by reference in certain registration statements, prospectuses, offering circulars and similar documents of UBS AG); May 22, 2008; May 23, 2008 (two Forms 6-K); June 13, 2008 (two Forms 6-K); July 1, 2008; July 2, 2008; July 4, 2008; July 17, 2008 (only the Form 6-K on such date that states that it is to be incorporated by reference in certain registration statements, prospectuses, offering circulars and similar documents of UBS AG); August 8, 2008 and August 12, 2008 (two Forms 6-K).

All subsequent reports (and amendments thereto or to the Form 20-F incorporated by reference above) on Form 20-F that UBS AG files under the Securities Exchange Act after October 1, 2008 and prior to the termination of this offer will also be deemed to be incorporated by reference into this prospectus. We will also incorporate any other Form 6-K that we furnish to the SEC after October 1, 2008 and prior to the termination of this offer if the Form 6-K specifically states that it is incorporated by reference into this prospectus or into registration statements that UBS AG files with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

UBS AG
Investor Relations
677 Washington Boulevard
Stamford, Connecticut 06901
1-800-253-1974
Holders outside the US may call us collect at:
+1-201-352-0105

UBS AG
Investor Relations G41B
PO Box
CH-8098 Zurich
Switzerland
Phone: +41-44-234 41 00
Fax: +41-41-234 34 15
E-mail: SH-investorrelations@ubs.com
Internet: http://www.ubs.com/investor-relations

The information on our internet site is not a part of this prospectus.

 Where you can find more information

UBS AG files periodic reports and other information with the SEC. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of UBS AG, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, DC, as well as through the SEC's internet site noted above.

The address and telephone number of UBS AG's two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8098 Zurich, Switzerland, telephone +41-44-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

 Presentation of financial information

UBS AG financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars, or "US$," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. On September 30, 2008 the noon buying rate was US$0.8937 per CHF1.00.

Year ended December 31,	High	Low	Average rate(1)	At period end

	(US$ per CHF1.00)
2003	0.8189	0.7048	0.7493	0.8069
2004	0.8843	0.7601	0.8059	0.8712
2005	0.8721	0.7544	0.8039	0.7606
2006	0.8396	0.7575	0.8034	0.8200
2007	0.9087	0.7978	0.8381	0.8827

Month	High	Low

January 2008	0.9221	0.8948
February 2008	0.9583	0.9030
March 2008	1.0142	0.9587
April 2008	1.0025	0.9595
May 2008	0.9770	0.9449
June 2008	0.9802	0.9537
July 2008	0.9912	0.9534
August 2008	0.9542	0.9075
September 2008	0.9248	0.8776

(1)
The average of the noon buying rates on the last business day of each full month during the relevant period.

Limitations on enforcement of US laws against UBS AG, its management and others

UBS AG is a Swiss bank. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the US, and all or a substantial portion of our assets and the assets of those persons are located outside the US. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a US court. We have been advised by counsel that there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of US courts, of liabilities based solely on the federal securities laws of the US.

 Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into this prospectus before making an investment decision. You should pay special attention to the "Risk factors" section of this prospectus to determine whether to accept our offer of Auction Rate Securities Rights.

Offer	We are offering to eligible holders who choose to accept the offer described below Auction Rate Securities Rights, Series A-1, A-2, B-1, B-2, C-1 and C-2, which we refer to collectively as the "ARS Rights." The ARS Rights will entitle the holder thereof to sell through UBS Securities LLC and UBS Financial Services Inc., which we refer to collectively as the "UBS Entities," as agents for UBS AG, eligible auction rate securities, or "ARS," owned by the holder for a price equal to the liquidation preference of the ARS plus accrued but unpaid dividends or interest, if any, which price we refer to as "par."
Issuer
UBS AG. UBS AG will delegate to the UBS Entities portions of UBS AG's performance obligations with respect to the ARS Rights. The UBS Entities are wholly-owned subsidiaries of UBS AG. UBS AG will retain ultimate responsibility with respect to the satisfaction of its performance obligations under the ARS Rights.
Consideration for the ARS Rights
Eligible holders who validly accept the offer will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the holders' eligible ARS on the holders' behalf until the expiration date of the related ARS Right, without prior notification, so long as the holders receive a payment of par upon any sale or disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning the par value of such ARS to eligible holders.
Who is an Eligible Holder
Holders who, on February 13, 2008, held eligible ARS (1) in a UBS account or (2) in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS.

If a holder purchased eligible ARS from a UBS Entity during the period from October 1, 2007 to February 13, 2008, but transferred those ARS to another firm before February 13, 2008, that holder is also an eligible holder.

Summary

Holders satisfying these requirements that are banks holding eligible ARS for their own investment purposes are also eligible holders, but (i) banks holding eligible ARS on behalf of or for resale to their own clients and (ii) broker-dealers are not eligible holders.

If a holder transferred eligible ARS out of a UBS account, or to a different UBS account other than a loan pledge account, the holder must transfer the ARS back to the holder's original UBS account in order to accept the offer and become eligible.
We refer to the eligible holders described above as "Eligible Holders."
What are eligible ARS
Eligible ARS are auction rate securities that have generally failed at auction since February 13, 2008 and for which there have been one or more auction failures between August 8, 2008 and October 7, 2008.
Background
The UBS Entities have entered into one definitive settlement and several settlements in principle, which we collectively refer to as the "Settlement," with several US securities regulators regarding the UBS Entities' sale and marketing of ARS to their clients. In connection with the Settlement, UBS AG is offering Eligible Holders by means of this prospectus the opportunity to elect to accept the offer described in this prospectus.
Duration of acceptance period	Holders' elections to participate in the offer will be accepted by UBS AG from October 7, 2008 to 5:00 pm, New York City time, on November 14, 2008 (unless extended by UBS AG).
Method of Acceptance
All Eligible Holders will receive an acceptance form and a copy of this prospectus for each account holding eligible ARS. Each Eligible Holder must use the acceptance form received by the holder with this prospectus, as that form was prepared specifically for that Eligible Holder. To accept all offers, the Eligible Holder must return all acceptance forms received before the expiration of the offer period.

If your eligible ARS are anywhere other than in the same UBS account as they were held on February 13, 2008 (or earlier if you transferred your ARS prior to February 13, 2008), you may have to transfer them back to accept. If you have litigation pending, you may have to take additional action to accept.
If you have a delivery vs. payment relationship with a UBS Entity you will have to transfer your eligible ARS to that UBS Entity to accept.

Summary

Terms of ARS Rights	The ARS Rights permit the holder to require UBS AG to purchase the holder's eligible ARS at par during the exercise period for the ARS Rights of that holder.

–> Series A-1 and A-2: Begins October 31, 2008 and ends January 4, 2011; individual or charitable account holders with less than US$1 million in total in their UBS accounts on a marketing household basis as of August 8, 2008 will receive Series A-1 and/or A-2 ARS Rights.

–> Series B-1 and B-2: Begins January 2, 2009 and ends January 4, 2011; the following Eligible Holders will receive Series B-1 and/or B-2 ARS Rights: individual or charitable holders with US$1 million or more in total for their UBS accounts on a marketing household basis as of August 8, 2008; all government entity holders; and small business holders with less than US$10 million in total in their UBS accounts on a marketing household basis and total balance sheet assets of less than US$50 million as of August 8, 2008.

–> Series C-1 and C-2: Begins June 30, 2010 and ends July 2, 2012; Eligible Holders not eligible for Series A-1 and/or A-2 or Series B-1 and/or B-2 ARS Rights will receive Series C-1 and/or C-2 ARS Rights.
Denominations
Series A-1, B-1 and C-1 ARS Rights will be issued for auction preferred stock and will be denominated in whole shares of eligible auction preferred stock that you own. Series A-2, B-2 and C-2 ARS Rights will be issued for auction rate certificates and will be based on the US dollar amount of eligible auction rate certificates that you own.
Transferability	ARS Rights are not transferable, tradeable or marginable.
Listing	ARS Rights will not be listed or quoted on any securities exchange or any electronic communications network.
Use of proceeds	UBS AG will not receive cash proceeds for the issuance of the ARS Rights.
Form and delivery
ARS Rights of each series will be issued in the form of one or more fully-registered global securities that will be deposited with one of the UBS Entities and registered in that entity's respective name on behalf of the respective holders that are the beneficial owners of the ARS Rights. This means that you will not receive your ARS Rights in physical form, such as a certificate, although your ownership of the ARS Rights will be reflected on your account statements.
Delivery of ARS Rights will take place as promptly as is practicable following the effectiveness of the elections by Eligible Holders to accept the offer.

Summary

Tax-exempt auction preferred stock	The UBS Entities will exercise the right to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer.
Special arbitration procedures	Eligible Holders who choose to accept the offer of the A-1 and/or A-2 ARS Rights or the offer of the B-1 and/or B-2 ARS Rights may bring claims for consequential damages against the UBS Entities under special arbitration procedures established and overseen by the Financial Industry Regulatory Authority, or FINRA.
Litigation release	Eligible Holders who choose to accept the offer of the C-1 and/or C-2 ARS Rights must release UBS AG, the UBS Entities, and/or their affiliates, directors, and officers from any claims directly or indirectly relating to the marketing and sale of ARS, other than consequential damages, and must expressly agree not to seek any damages or costs (including punitive damages), other than consequential damages. These Eligible Holders will not be entitled to utilize the special FINRA arbitration procedures for consequential damages.
Other aspects of the offer	Eligible Holders who validly accept the offer will also receive the following rights, and shall be subject to the following obligations:
–> Eligible Holders who sold eligible ARS for less than par between February 13, 2008 and September 15, 2008 will not be entitled to ARS Rights; however, when they can provide adequate supporting documentation, such as a trade confirmation, the UBS Entities, as agents for UBS AG, will pay them the difference between par and the sale price of the ARS;
–> The UBS Entities will offer no net cost loans to Eligible Holders that are legally permitted to borrow, should the Eligible Holder desire to borrow money prior to the commencement of the relevant exercise period; and
Eligible Holders who do not validly accept the offer will not be entitled to the rights listed above, nor will they be entitled to take advantage of any special arbitration procedures.
Investor loans	If an Eligible Holder used one of the UBS Entities' established ARS lending programs after February 13, 2008, the UBS Entities will reimburse the Eligible Holder if, as a general matter, the amount paid in interest on those loans exceeded the applicable income generated by the Eligible Holders' related ARS.
An Eligible Holder who does not accept the offer of the ARS Rights made by this prospectus must repay all 100% loan-to-par value loans under our previous ARS loan programs in a timely manner.

 Risk factors

In deciding whether to participate in the offer, each holder should consider carefully, in addition to the other information contained or incorporated by reference in this prospectus, the following risks.

IF YOU ACCEPT THE OFFER, THE UBS ENTITIES WILL HAVE THE RIGHT TO CONTROL YOUR ELIGIBLE ARS FROM THE TIME YOUR ACCEPTANCE BECOMES EFFECTIVE

By validly accepting the offer, Eligible Holders will be entitled to sell eligible ARS to UBS AG, through the UBS Entities as its agents. In exchange, Eligible Holders will grant the UBS Entities, acting on behalf of UBS AG, the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS on their behalf without prior notification so long as the Eligible Holder receives a payment at par upon any sale or disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning the par value of such ARS to Eligible Holders. The UBS Entities will exercise the right to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer. The UBS Entities may exercise this discretion as to any other eligible ARS as soon as a holder accepts the offer without prior notification. Holders will be entitled to receive par for their ARS, regardless of the amount actually received by the UBS Entities in the sale or disposition. The UBS Entities will have the discretion to cause holders who validly accept the offer to sell their ARS before they elect to do so themselves.

VALID ACCEPTANCE OF THE OFFER OF SERIES C-1 AND C-2 ARS RIGHTS WILL RESULT IN A RELEASE OF CLAIMS AGAINST UBS AG AND THE UBS ENTITIES

By validly accepting the offer of Series C-1 and C-2 ARS Rights, Eligible Holders agree to release any claims against UBS AG, the UBS Entities, their affiliates, directors and/or officers concerning the holders' eligible ARS, except claims for consequential damages resulting from their inability to sell eligible ARS. Eligible Holders who have pending claims for damages other than consequential damages against UBS AG, the UBS Entities, their affiliates, directors and/or officers concerning their eligible ARS holdings agree, by their acceptance of the offer of Series C-1 and/or C-2 ARS Rights, to withdraw those claims with prejudice and to submit documents to the appropriate court requesting dismissal of such claims; provided that UBS shall not seek to recover costs or fees in connection with the discontinuance of such actions and claims. In addition, Eligible Holders who accept the offer of Series C-1 and/or C-2 ARS Rights agree not to serve as named plaintiffs, to become parties to, or to opt in as class members, or otherwise to obtain compensation or benefits as a member of the class in any class action or derivative action against UBS AG, the UBS Entities, their affiliates, directors and/or officers arising from the sale and marketing of ARS by the UBS Entities. Eligible Holders who validly accept the offer of Series C-1 and/or C-2 ARS Rights will not be eligible to seek punitive damages or any other types of damages from UBS AG, the UBS Entities, their affiliates, directors and/or officers concerning their eligible ARS, other than consequential damages, and must release the UBS Entities from any such claims. Eligible Holders who validly accept the offer of C-1 and/or C-2 ARS Rights will not be entitled to use the special arbitration procedures available to other Eligible Holders.

ELIGIBLE HOLDERS MAY NOT BE ABLE TO REINVEST CASH PROCEEDS FROM THE SALE OF ELIGIBLE ARS THROUGH THE UBS ENTITIES AT THE SAME INTEREST RATE OR DIVIDEND YIELD CURRENTLY BEING PAID WITH RESPECT TO THEIR ELIGIBLE ARS

If an Eligible Holder validly accepts the offer, the holder may sell eligible ARS at par through the UBS Entities, as agents for UBS AG, during the applicable ARS Rights exercise period, or the UBS Entities, acting on behalf of UBS AG, may choose to exercise their discretion to sell or otherwise dispose of,

Risk factors

and/or enter orders in the auction process with respect to, the holder's eligible ARS after the Eligible Holder validly accepts the offer. The UBS Entities will exercise the right to acquire from Eligible Holders eligible tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer. After a sale of eligible ARS through the UBS Entities, the holder will cease to receive interest or dividends on the ARS so sold. A holder may not be able to reinvest the cash proceeds of any sale of eligible ARS through the UBS Entities at the same interest rate or dividend yield currently being paid to the holder with respect to the holder's eligible ARS. A holder's reinvestment of the cash proceeds from a sale of eligible ARS through the UBS Entities in an investment bearing a lower interest rate or dividend yield than the holder's ARS could have a material adverse effect on the holder.

DURING THE COURSE OF THE EXERCISE PERIODS FOR THE ARS RIGHTS, UBS AG MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO SATISFY ITS OBLIGATIONS UNDER THE ARS RIGHTS

The US and worldwide financial markets have recently experienced unprecedented volatility, particularly in the financial services sector. While UBS AG believes it has the financial resources necessary to perform its obligations under the ARS Rights, no assurance can be given that UBS AG will be able to maintain the financial resources during the course of the applicable exercise period necessary to satisfy its obligations with respect to the ARS Rights in a timely manner or at all. The obligations of UBS AG under the ARS Rights are not secured by the assets of UBS AG or otherwise and are not guaranteed by any other entity. The offer does not require UBS AG to obtain any financing to support its obligations, and this offer is not contingent upon obtaining financing. If financing should be needed, there can be no assurance that UBS AG will be able to obtain financing on adequate terms or at all.

If UBS AG is unable to perform its obligations under the offer, Eligible Holders who validly accept the offer will no longer have the certainty as to the liquidity or value for their eligible ARS that they were otherwise anticipating.

THE UBS ENTITIES AND OTHER UNAFFILIATED FINANCIAL INSTITUTIONS MAY CONTINUE TO PARTICIPATE IN AUCTIONS OR FUTURE REMARKETINGS OF ELIGIBLE ARS

After the date of this prospectus, the UBS Entities may seek to participate in auctions or future remarketings of ARS. This ARS could be held by the UBS Entities' clients who have submitted sell orders or had UBS submit sell orders on their behalf, or could be held by the UBS Entities in proprietary accounts. In addition, other financial institutions that are unaffiliated with the UBS Entities may also seek to participate in auctions or future remarketings of ARS that they hold or acquire in connection with repurchases of ARS from customers or otherwise. Participation by the UBS Entities and/or other unaffiliated financial institutions in auctions or future remarketings of ARS that otherwise would not fail could affect the market value, dividend yields or interest rates or other terms of holders' ARS. If the UBS Entities and/or other unaffiliated financial institutions seek to sell large quantities of ARS in a given auction or remarketing, for example, they may contribute to the failure of that auction or future remarketing. A failure of an auction due to orders placed by the UBS Entities and/or unaffiliated financial institutions could adversely affect the liquidity, and potentially the market value, of a holder's ARS.

THE UBS ENTITIES' SECONDARY SALES OF ARS MAY AFFECT VALUE

After the date of this prospectus, the UBS Entities may seek to sell ARS in the secondary market. These ARS may currently be held in inventory by the UBS Entities or they may be acquired from clients as a part of facilitating restructurings or refinancings of ARS, or otherwise (although UBS AG will not take advantage of restructurings, dispositions or other liquidity solutions for ARS that any UBS Entity holds in inventory from and after the date of this prospectus without making the same solution available as soon as practicable to Eligible Holders who hold the same ARS by CUSIP number in their UBS account). Sales of ARS by the UBS Entities in the secondary market could adversely affect the market value of a holder's ARS.

 Questions and answers about the offer

WHAT ARE AUCTION RATE SECURITIES?

ARS include auction preferred stock and auction rate certificates. ARS have interest rates or dividend yields that are periodically reset through auctions, typically every seven, 28 or 35 days. They are often issued with maturities of 30 years, but the maturities can range from five years to perpetuity. ARS are structured as long-term securities. The auction process was designed to permit ARS to pay interest rates comparable to short-term securities. In an auction, the return on the investment to the investor and the cost of financing to the issuer between auction dates is determined by the interest rate or dividend yield set through auctions, subject to maximum rates. ARS historically functioned as relatively reliable vehicles for short-term investment by investors seeking liquidity and higher relative returns. Before widespread auction failures in February 2008, the ARS market had grown to well over US$300 billion.

WHY ARE YOU RECEIVING THIS PROSPECTUS?

If you have received this prospectus and the accompanying cover letter and acceptance form you may be an Eligible Holder of eligible ARS. You are an Eligible Holder if (i) on February 13, 2008 you held eligible ARS in an account at one of the UBS Entities or you held eligible ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS or (ii) you purchased eligible ARS from a UBS Entity between October 1, 2007 and February 13, 2008 and transferred the ARS to another firm by February 13, 2008.

WHY ARE WE MAKING THE OFFER?

On August 8, 2008, the UBS Entities entered into settlements in principle with each of the Division of Enforcement of the SEC, the New York Attorney General, or NYAG, and other state agencies represented by the North American Securities Administrators Association, or NASAA, including the Massachusetts Securities Division, to settle investigations by each of these agencies of the UBS Entities relating to their sale and marketing of ARS. Each of the settlements in principle contains substantially identical terms. The UBS Entities entered into a definitive settlement with the Massachusetts Securities Division. Pursuant to the Settlement, in order to provide liquidity to holders of ARS, the UBS Entities agreed to offer to purchase ARS from holders who are eligible to participate. In order to comply with this requirement, the UBS Entities are offering the ARS Rights to Eligible Holders. See "The offer—Background and reasons for the offer."

UBS AG is the registrant with respect to the registration statement of which this prospectus forms a part. However, UBS AG will delegate its performance obligations in respect of the ARS Rights to the UBS Entities, as its agents, and will also delegate to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS. UBS AG will retain ultimate responsibility with respect to the satisfaction of its performance obligations under the ARS Rights.

WHAT ARE THE SIGNIFICANT TERMS OF THE SETTLEMENT?

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By validly accepting the offer, Eligible Holders will receive ARS Rights, which entitle such Eligible Holders to sell eligible ARS to UBS AG, through the UBS Entities as its agents, at par during the exercise periods specified for the ARS Rights. The ARS Rights are being offered to Eligible Holders in multiple series, each relating to the terms of one of the required offers. In exchange for the issuance of the ARS Rights, Eligible Holders will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the

Questions and answers about the offer

  holders' eligible ARS on the holders' behalf until the expiration date of the related ARS Right, without prior notification, so long as par is returned to the Eligible Holder in the event of a sale or other disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning the par value to Eligible Holders. In addition, the UBS Entities will exercise this right to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offers.

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Eligible Holders who validly accept the offer and receive C-1 or C-2 ARS Rights may continue to pursue claims against the UBS Entities for consequential damages as a result of the illiquidity of eligible ARS that they hold, but will be required to waive any other claims against the UBS Entities. See "—Does the offer contain a release of claims against the UBS Entities?"

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Eligible Holders who validly accept the offer, who are legally permitted to borrow, and who are in need of liquidity may generally borrow from the UBS Entities at no net cost the full par amount of the holder's eligible ARS (or, in certain cases, up to 75% of the market value of the holder's eligible ARS).

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The UBS Entities will use their best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of the holders of C-1 and/or C-2 ARS Rights through restructurings and other means prior to December 31, 2009.

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Eligible Holders who sold eligible ARS for less than par between February 13, 2008 and September 15, 2008 will not be entitled to ARS Rights; however, when they can provide adequate supporting documentation, such as a trade confirmation, the UBS Entities will pay them the difference between par and the sale price of the ARS.

The UBS Entities may, on behalf of UBS AG, in their discretion and upon showing of good cause, waive compliance with terms or conditions of the offer. For a summary of the important terms of the offer, holders are encouraged to carefully read "The offer—The Settlement."

WHICH ARS ARE COVERED BY THE OFFER?

Eligible Holders may participate in the offer with respect to ARS that have generally failed at auction since February 13, 2008 and for which there have been one or more auction failures between August 8, 2008 and October 7, 2008.

WHICH HOLDERS ARE ELIGIBLE TO PARTICIPATE IN THE OFFER?

Holders of eligible ARS who meet the following criteria are eligible to participate in the offer:

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Held eligible ARS in an account at a UBS Entity, or held ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS on February 13, 2008, or purchased eligible ARS from a UBS Entity between October 1, 2007 and February 13, 2008 and transferred the ARS to another firm;

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Have received from the UBS Entities a mailing with the cover letter, this prospectus and the acceptance form.

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Have followed the procedures for accepting the offer; and

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Either (i) have continued to keep their eligible ARS with one of the UBS Entities in the same account in which they were previously held or (ii) if eligible ARS were transferred out of accounts with the UBS Entities prior to the commencement of the offer or transferred within UBS to a different account (other than a loan pledge account), have provided valid transfer instructions to

Questions and answers about the offer

  return the eligible ARS to the holder's original account with the UBS Entity (or to a new UBS account if the holder is a delivery vs. payment client) by November 14, 2008, unless such date is extended by UBS AG.

WHAT HAPPENS TO HOLDERS WHO HOLD TAX-EXEMPT AUCTION PREFERRED STOCK?

The UBS Entities will exercise their right to purchase tax-exempt auction preferred stock from holders who validly accept the offer, without prior notice, on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' election to accept the offer.

HOW DO ELIGIBLE HOLDERS ACCEPT THE OFFER?

Eligible Holders who want to accept the offer must complete the accompanying acceptance form and transmit the form to the UBS Entities in accordance with the instructions set forth in the form. Each Eligible Holder must use the acceptance form received by the holder with this prospectus as that form was prepared specifically for that Eligible Holder. To accept all offers, the Eligible Holder needs to return every acceptance form that was sent to the Eligible Holder. All Eligible Holders who do not validly accept the offer on or prior to November 14, 2008, or any later date on which the UBS Entities agree to permit Eligible Holders to accept the offer, see "The offer—Terms of the offer" below, will not be entitled to any of the benefits of the offer. The method of delivery of the acceptance forms is at the risk of the holder.

WILL YOU BE CHARGED ANY FEES IF YOU CHOOSE TO ACCEPT THE OFFER?

No. There is no cost to you if you choose to accept the offer and receive ARS Rights. In addition, there is no cost to you to exercise your ARS Rights. Any reinvestment or transfer of proceeds of a sale of ARS effected pursuant to the offer will be subject to standard fees and commissions.

IF YOU RECEIVE MORE THAN ONE MAILING, DO YOU NEED TO COMPLETE EACH ACCEPTANCE FORM?

Yes.

HOW DO YOU DETERMINE THE EFFECTIVE DATE OF YOUR ACCEPTANCE OF THE OFFER?

Your election to accept the offer will generally be effective the next business day following acceptance by the UBS Entities, with the following exceptions:

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If any of your eligible ARS are held in an account outside of the UBS Entities or in a UBS account, other than a loan pledge account, different than the account in which the ARS were held on February 13, 2008, or you purchased eligible ARS from the UBS Entities between October 1, 2007 and February 13, 2008 and transferred those ARS to another firm prior to February 13, 2008, your election as to those securities will not be effective until you provide UBS with the information necessary to effect the transfer of the eligible ARS back into your account with the UBS Entities in which they were previously held. You must provide transfer instructions to ensure that your ARS are returned to the account with the UBS Entities in which they were originally held.

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If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at UBS and deliver your eligible ARS free of payment via the Depository Trust & Clearing Corporation.

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If you are an Eligible Holder electing to participate in the offer of Series C-1 and/or C-2 ARS Rights and are a party to litigation against the UBS Entities relating to the marketing and sale by the UBS Entities of ARS and have asserted claims other than, or in addition to, claims for consequential damages, your election to accept the offer will not be effective until you have

Questions and answers about the offer

  submitted documents to the appropriate court requesting dismissal of all claims, other than claims for consequential damages. Copies of such documents must be submitted by you upon your acceptance of the offer in order for your acceptance to be valid.

A UBS Entity will send you a confirmation notifying you that your acceptance has become effective.

WHAT HAPPENS IF YOU DO NOT COMPLETE AND TRANSMIT AN ACCEPTANCE FORM TO THE UBS ENTITIES?

Holders that do not complete and transmit to the UBS Entities an acceptance form by the deadline will not be entitled to participate in the offer, and will not be entitled to any of the rights available under the offer, with respect to the ARS covered by that acceptance form.

WHEN IS THE FIRST TIME YOU CAN ELECT TO RECEIVE FUNDS FROM THE UBS ENTITIES?

The earliest time you can elect to sell your ARS to the UBS Entities once you have validly accepted the offer depends upon the Series of ARS Rights that you hold.

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If you hold Series A-1 and/or A-2 ARS Rights, the first date upon which you can sell your ARS to the UBS Entities is October 31, 2008, assuming you have validly accepted the offer by that date.

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If you hold Series B-1 and/or B-2 ARS Rights, the first date upon which you can sell your ARS to the UBS Entities is January 2, 2009.

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If you hold Series C-1 and/or C-2 ARS Rights, the first date upon which you can sell your ARS to the UBS Entities is June 30, 2010.

The cash proceeds of the sale will be available in your account at the relevant UBS Entity the next business day after you choose to sell.

In addition, UBS Entities may exercise their discretion to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS on behalf of Eligible Holders who have validly accepted the offer prior to the respective dates on which Eligible Holders may sell their ARS to the UBS Entities by exercising their ARS Rights. The UBS Entities will exercise their right to acquire tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer.

IF YOU VALIDLY ACCEPT THE OFFER, CAN YOU IMMEDIATELY TAKE ADVANTAGE OF THE BENEFITS THAT THE OFFER PROVIDES?

That varies depending on the aspect of the offer, as follows:

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Sale to the UBS Entities:    You can sell eligible ARS to the UBS Entities on any business day after the beginning of the exercise period applicable to your ARS Rights, assuming you have validly accepted the offer by the date.

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Right to be paid the difference for any sales you made below par:    Upon provision of reasonably acceptable documentation (such as trade confirmations), the UBS Entities will pay you the difference between par and the price you sold any eligible ARS between February 13, 2008 and September 15, 2008.

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No net cost loans:    If you are legally permitted to borrow, you may take advantage of the UBS Entities' no net cost loan program. If you borrowed under any of the UBS Entities' prior ARS loan programs since February 13, 2008, the UBS Entities will reimburse you for any amount you paid in interest on those loans that exceeded the income you received on your ARS during the period of the previous loans.

Questions and answers about the offer

WHAT ARE THE ARS RIGHTS?

Each Eligible Holder who validly accepts the offer will receive the series of ARS Rights applicable to the holder and its eligible ARS. The ARS Rights will allow the holder to sell, at any time during the exercise period relating to the applicable series of ARS Rights, those eligible ARS to the UBS Entities at par.

Each series of ARS Rights is divided into sub-series 1 and 2. Each sub-series 1 will be issued for eligible ARS consisting of auction preferred stock and will be denominated in accordance with the number of shares of those securities. Each sub-series 2 will be issued with respect to eligible ARS consisting of auction rate certificates and will be denominated in accordance with the US dollar principal amount of those securities. Other than these differences arising from denominations of the ARS, there is no difference between sub-series 1 and 2 of any of the series of ARS Rights.

For example, a holder of 10 shares of eligible auction preferred stock who accepts this offer will receive 10 ARS Rights of sub-series 1. A holder of US$250,000 aggregate principal amount of eligible auction rate certificates who accepts this offer will receive 250,000 ARS Rights of sub-series 2.

WHEN DO THE ARS RIGHTS EXPIRE?

The ARS Rights expire as follows:

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Series A-1 and A-2: at 12:00 pm (New York City time) on January 4, 2011.

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Series B-1 and B-2: at 12:00 pm (New York City time) on January 4, 2011.

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Series C-1 and C-2: at 12:00 pm (New York City time) on July 2, 2012.

Eligible Holders may exercise their ARS Rights at any time during the applicable exercise period by calling their UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus. If an ARS Right is not exercised by the holder on or prior to the relevant expiration date, that ARS Right will expire and will be of no further value to the holder.

WHEN MAY THE ARS RIGHTS BE EXERCISED?

The ARS Rights may be exercised as follows:

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Exercise of the A-1 and A-2 ARS Rights:    Commencing October 31, 2008, the UBS Entities will offer to purchase at par eligible ARS from holders of Series A-1 and A-2 ARS Rights. The exercise period for the A-1 and A-2 ARS Rights will remain open until January 4, 2011.

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Exercise of the B-1 and B-2 ARS Rights:    Commencing January 2, 2009, the UBS Entities will offer to purchase at par eligible ARS from holders of Series B-1 and B-2 ARS Rights. The exercise period for the B-1 and B-2 ARS Rights will remain open until January 4, 2011.

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Exercise of the C-1 and C-2 ARS Rights:    Commencing June 30, 2010, the UBS Entities will offer to purchase at par eligible ARS from holders of Series C-1 and C-2 ARS Rights. The exercise period for Series C-1 and C-2 ARS Rights will remain open until July 2, 2012.

WHICH SERIES OF ARS RIGHTS WILL YOU BE ENTITLED TO RECEIVE PURSUANT TO THE OFFER?

If you are an Eligible Holder, the following factors will determine which series of ARS Rights you will receive.

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Series A:    You will receive Series A ARS Rights if you are an individual or charitable Eligible Holder and you have less than US$1 million in total for your UBS accounts on a marketing household basis as of August 8, 2008.

Questions and answers about the offer

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Series B:    Any individual or charitable Eligible Holder with US$1 million or more in total in their UBS accounts on a marketing household basis as of August 8, 2008; any government entity Eligible Holder; and any small business Eligible Holder with less than US$10 million in total in its UBS accounts on a marketing household basis and total balance sheet assets of less than US$50 million as of August 8, 2008 will receive Series B ARS Rights.

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Series C:    All Eligible Holders that are not eligible to receive Series A-1 and/or A-2 or Series B-1 and/or B-2 ARS Rights will receive Series C ARS Rights. Eligible Holders who are (i) banks holding ARS on behalf of or for resale to their own clients or (ii) broker-dealers are not eligible to receive Series C-1 and C-2 ARS Rights and, accordingly, may not participate in the offer with respect to those ARS.

CAN YOU RECEIVE ARS RIGHTS OF MORE THAN ONE SERIES?

Yes. If you hold auction preferred stock and auction rate certificates, you will receive ARS Rights from sub-series 1 and 2. In addition, it is possible that you may receive ARS Rights from different series. For example, if you have an individual account at the UBS Entities and also own a small business that has an account at one of the UBS Entities, it is possible that your individual account may receive Series A ARS Rights while your business account may receive Series B ARS Rights.

HOW WILL YOU BE ABLE TO TELL WHICH SERIES OF ARS RIGHTS YOU CAN RECEIVE?

This information will be clearly indicated on the cover letter you received with this prospectus. If you are entitled to receive more than one series of ARS Rights, you will receive separate cover letters describing your ARS that correspond to each series of ARS Rights.

WHAT IF YOU DISAGREE WITH THE SERIES OF ARS RIGHTS THAT YOU ARE OFFERED?

The UBS Entities will exercise reasonable good faith judgment in determining which series of ARS Rights to allocate to Eligible Holders. If you have any questions regarding your allocation, or if you believe you should have been offered a different series of ARS Rights, you may call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

WHAT RIGHT TO CONTROL YOUR ELIGIBLE ARS ARE YOU GIVING TO THE UBS ENTITIES IF YOU ACCEPT?

In exchange for the issuance of the ARS Rights, Eligible Holders will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the holders' eligible ARS on the holders' behalf until the expiration date of the related ARS Right, without prior notification, so long as the holders receive a par value payment upon any sale or disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings or other transactions while still returning par to Eligible Holders. The UBS Entities will not exercise this right for the purpose of taking an investment position in ARS. The UBS Entities will exercise this right to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer. Eligible Holders will be entitled to receive par, regardless of the amount actually received by the UBS Entities in the sale or disposition. The UBS Entities will be able to exercise this right on the business day following the date on which a holder validly accepts the offer. Therefore, the UBS Entities may exercise this right after an Eligible Holder chooses to accept the offer, but before the holder's exercise period begins, and without prior notice, and thus before the holder may exercise its right to sell ARS to the UBS Entities pursuant to your ARS Rights.

Questions and answers about the offer

WHEN DO THE UBS ENTITIES INTEND TO EXERCISE THE RIGHT TO DISPOSE OF YOUR ARS?

The UBS Entities will only exercise their sole discretion and right to sell or dispose of eligible ARS to facilitate restructurings, dispositions or other solutions that result in a return of par to Eligible Holders. For example, the UBS Entities may work with the issuer of a particular series of ARS to structure a refinancing in which the issuer will issue a new security and use the proceeds to purchase its ARS. In that situation, the UBS Entities would utilize the right to deliver the ARS of that series held by Eligible Holders. Eligible Holders will receive a return of par from the UBS Entities.

The UBS Entities will use these discretionary rights to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer.

HOW CAN YOU TELL WHICH ARS YOU HOLD?

Included with this prospectus is a cover letter that includes a list of ARS that our records show are eligible ARS held by you. This list does not indicate the quantity of eligible ARS held by you. To find that information, you may consult your most recent account statement from the UBS Entities or contact your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

HOW DO YOU TRANSFER YOUR ARS TO THE UBS ENTITIES SO THAT YOU MAY VALIDLY ACCEPT THE OFFER?

If you hold eligible ARS and your ARS are held outside of your account at the UBS Entities in which they were held on February 13, 2008, you will need to transfer the ARS back to that account at the UBS Entities prior to November 14, 2008 (unless such date is extended by UBS AG) in order to accept the offer (unless the ARS are in a UBS loan pledge account). The way that you must transfer your ARS into the account in which the ARS were held on February 13, 2008 will depend upon where your ARS are held now.

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If your ARS are held in an account outside of the UBS Entities, you must complete the relevant transfer instruction information in your offer acceptance form.

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If your ARS are held in an account at one of the UBS Entities that is a different account than your ARS was held in on February 13, 2008 (other than a loan pledge account), you must contact your UBS Financial Advisor or Branch Manager to request that your ARS be transferred to the UBS account in which your ARS were held in on February 13, 2008.

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If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at UBS and deliver your eligible ARS to UBS free of payment via the Depository Trust Company.

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If you are an Eligible Holder but you did not hold your eligible ARS with a UBS Entity on February 13, 2008 because you purchased your eligible ARS during the period from October 1, 2007 to February 13, 2008, but transferred those ARS to another firm before February 13, 2008, then you must complete the relevant information on your offer acceptance form to transfer your eligible ARS back to the UBS Entities prior to November 14, 2008 (unless such date is extended by UBS AG).

HOW CAN YOU TELL THE AMOUNT OF DIVIDEND YIELDS OR INTEREST RATES YOU ARE RECEIVING ON YOUR ARS?

Dividend yields or interest rates on ARS can change frequently. Your recent account statements from the UBS Entities will show you how much you have been receiving in recent periods. You can also get

Questions and answers about the offer

this information as to current periods by calling your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus or the most recent rate information by visiting www.ubs.com/auctionratesecurities.

DOES THE OFFER CONTAIN A RELEASE OF CLAIMS AGAINST THE UBS ENTITIES?

By validly accepting the offer of Series C-1 and/or C-2 ARS Rights, Eligible Holders agree to release any claims against UBS AG, the UBS Entities and their affiliates, directors and officers concerning the holders' eligible ARS, except claims for consequential damages resulting from their inability to sell eligible ARS. Eligible Holders who have pending claims for damages other than consequential damages against UBS AG, the UBS Entities and their affiliates, directors and/or officers concerning their eligible ARS holdings agree, by their acceptance of the offer of Series C-1 and/or C-2 ARS Rights, to withdraw those claims with prejudice and to submit documents to the appropriate court requesting dismissal of such claims; however UBS shall not seek to recover costs or fees in connection with the discontinuance of such actions and claims. In addition, Eligible Holders who accept the offer of Series C-1 and/or C-2 ARS Rights agree not to serve as named plaintiffs, to become parties to, to opt in as class members or otherwise obtain compensation or benefits as a member of the class in any class action or derivative action against UBS AG, the UBS Entities or their affiliates, directors and/or officers arising from the sale and marketing of ARS by the UBS Entities. Eligible Holders who validly accept the offer of Series C-1 and/or C-2 ARS Rights will not be eligible to seek punitive damages or any other types of damages from UBS AG, the UBS Entities, their affiliates, directors and/or officers concerning their eligible ARS, other than consequential damages, and release UBS AG, the UBS Entities and their affiliates, directors and/or officers from any such claims.

Holders who validly accept the offer of Series A-1 and/or A-2 ARS Rights or the offer of Series B-1 and/or B-2 ARS Rights will not be required to give up any claims against UBS AG, the UBS Entities or their affiliates, directors or officers. Consequential damage claims brought by these holders may be made under special FINRA arbitration procedures. Eligible Holders choosing to participate in the offer of Series C-1 and/or C-2 ARS Rights will not be entitled to utilize the special arbitration procedures.

For additional information regarding the special arbitration procedures referred to above, you may contact your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

DOES THE OFFER PROVIDE ANY RELIEF IF YOU SOLD ARS FOR LESS THAN PAR?

Pursuant to the Settlement, upon provision of acceptable documentation (such as trade confirmations), the UBS Entities will pay any Eligible Holder that the UBS Entities can reasonably identify who sold eligible ARS for less than par between February 13, 2008 and September 15, 2008 the difference between par and the price at which the holder sold the ARS.

WILL THE UBS ENTITIES BE OFFERING LOANS IF YOU ARE IN NEED OF LIQUIDITY?

Eligible Holders that are legally permitted to borrow may generally borrow up to the full par amount of your ARS. Eligible Holders holding Single-A rated or lower student loan ARS and institutional/entity eligible holders (other than charities) who are rated below investment grade or are not rated may only borrow up to 75% of the market value of their ARS.

If you had previously borrowed from the UBS Entities since February 13, 2008 using one of the previous UBS ARS loan programs, the UBS Entities will reimburse you for any amount paid in interest on these loans that exceeded the income received on your ARS during the period of the previous loans.

Questions and answers about the offer

IF YOU CHOOSE TO ACCEPT THE OFFER, WILL YOU STILL BE ABLE TO SELL YOUR ARS TO A PARTY OTHER THAN THE UBS ENTITIES?

An Eligible Holder who has accepted the offer may, at any time, elect to sell or otherwise transfer some or all of its eligible ARS to a party other than the UBS Entities. Upon such sale or other transfer, the holder will be deemed to have declined the offer with respect to the eligible ARS so transferred, and the transferred ARS will cease to be eligible ARS for purposes of the offer and any related ARS Rights held by such Eligible Holder will be cancelled. If the sale or other transfer was at less than par, the UBS Entities shall not be obligated to pay the shortfall in such sale. If the Eligible Holder still has eligible ARS in an account at the UBS Entities after that sale, the remaining ARS remain entitled to all of the benefits and obligations of the offer.

IF YOU HOLD YOUR ARS IN A DISCRETIONARY ACCOUNT, WILL YOUR UBS FINANCIAL ADVISOR OR MONEY MANAGER ACCEPT THE OFFER ON YOUR BEHALF?

No, you must affirmatively choose to participate in the offer by transmitting a completed acceptance form to the UBS Entities in accordance with the instructions set forth in the form.

ARE THERE ANY TAX CONSEQUENCES IF YOU CHOOSE TO ACCEPT THE OFFER?

For a summary of certain US federal tax consequences of accepting the offer, see "United States federal income tax considerations."

HOW MAY YOU OBTAIN ADDITIONAL COPIES OF THIS PROSPECTUS, THE LIST OF YOUR ARS OR YOUR ACCEPTANCE FORM?

To obtain additional copies of this prospectus, call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus. In order to validly accept the offer, you must use the acceptance form that was sent to you, because that form was specifically prepared for you and contains identification codes particular to you which will be used to administer the offer. Call the numbers noted below if you need to obtain another copy of your acceptance form.

HOW CAN YOU RECEIVE ADDITIONAL INFORMATION REGARDING THE SETTLEMENT OR THE OFFER?

To receive additional information regarding the Settlement or the offer, you may call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus, or you may call the UBS Auction Rate Securities Client Service Center at 1-800-253-1974. Holders outside the United States may call collect at +1-201-352-0105.

 UBS AG

Overview

UBS AG is one of the world's leading financial firms, serving a discerning international client base. UBS AG is a leading global wealth manager, a leading investment banking and securities firm with a strong institutional and corporate client franchise, one of the largest global asset managers and the market leader in Swiss commercial and retail banking. On June 30, 2008, UBS AG employed more than 80,000 people. With headquarters in Zurich and Basel, Switzerland, UBS AG operates in over 50 countries and from all major international centers.

At June 30, 2008, UBS AG had invested assets of CHF2,763 billion, equity attributable to UBS AG shareholders of CHF 44,283 million and a market capitalization of CHF 62,874 million. UBS AG is one of the best-capitalized financial institutions in the world, with a BIS Tier 1 ratio at June 30, 2008 of 11.6%.(1)

(1)
Tier 1 capital comprises share capital, share premium, retained earnings including current year profit, foreign currency translation and minority interests less accrued dividends, net long positions in own shares and goodwill.

Corporate Information

The legal and commercial name of the company is UBS AG. The company was incorporated under the name SBC AG on February 28, 1978 for an unlimited duration and entered in the Commercial Register of Canton Basle-City on that day. On December 8, 1997, the company changed its name to UBS AG. The company in its present form was created on June 29, 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basle-City. The registration number is CH-270.3.004.646-4.

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Code of Obligations and Swiss Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

The addresses and telephone numbers of UBS AG's two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, telephone +41-44-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

UBS AG shares are listed on the SIX Swiss Exchange and traded through SWX Europe Limited (the name of which is expected to change shortly to SIX Swiss Exchange Europe Limited) which is majority owned by the SIX Swiss Exchange. They are also listed on the New York Stock Exchange and on the Tokyo Stock Exchange.

According to Article 2 of the Articles of Association of UBS AG ("Articles of Association"), the purpose of UBS AG is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, service and trading activities in Switzerland and abroad.

Business Overview

UBS AG comprises three divisions and a Corporate Center, each of which is described below. A full description of their strategies, structure, organization, products, services and markets can be found under Item 4 in the 2007 Form 20-F of UBS AG in the Strategy, Performance and Responsibility report, pages 85-152 (inclusive). For a description of planned changes in the organization and governance of UBS AG and the effect on the divisions and Corporate Center, see UBS AG's Form 6-K filed with the SEC on August 14, 2008 (pertaining to Financial Reporting Second Quarter 2008).

UBS AG

Global Wealth Management & Business Banking

With almost 150 years of experience, the global wealth management business provides a comprehensive range of products and services individually tailored for wealthy clients around the world. Our client advisors provide a full range of wealth management services to clients—from asset management to estate planning and from corporate finance advice to art banking. In the United States, the business is one of the leading wealth managers. Business Banking Switzerland is the market leader in Switzerland, providing a complete set of banking and securities services for individual and corporate clients.

The US wealth management business offers products and services to individual clients as well as to certain institutional clients. The growth of the business was enhanced by the acquisitions of the private client networks of McDonald Investments (2007) and Piper Jaffray (2006), as well as by the 2000 acquisition of PaineWebber. US wealth management clients who hold eligible ARS will be eligible to receive ARS Rights if they validly accept the offer.

Global Asset Management

The Global Asset Management business is one of the world's leading investment managers, providing traditional and alternative and real estate investment solutions to private, institutional and corporate clients, and through financial intermediaries. It is one of the largest global institutional asset managers and the largest hedge fund of funds manager in the world. The division is also one of the largest mutual fund managers in Europe and the largest in Switzerland. Global Asset Management has complete independence in investment decision making and operates as a self contained and focused assets management firm.

Investment Bank

Our Investment Bank is one of the world's leading investment banking and securities firms, providing a full range of products and services to corporate and institutional clients, governments, financial intermediaries and alternative asset managers. Our investment bankers, salespeople and research analysts, supported by our risk and logistics teams, deliver advice and execution to clients all over the world. The Investment Bank also works with financial sponsors and hedge funds and indirectly meets the needs of private investors through both UBS's own wealth management business and through other private banks.

UBS AG engages in the investment banking business in the United States primarily through UBS Securities LLC, a registered broker-dealer. Institutional clients who hold eligible ARS through UBS Securities LLC will be eligible to receive ARS Rights if they validly accept the offer.

Corporate Center

The Corporate Center currently includes risk control, financial control, treasury, corporate communications, legal and compliance, human resources, strategy, offshoring and technology functions for the UBS Group.

 Recent developments

On April 18, 2008, UBS AG issued a shareholder report detailing key facts relating to its positions and losses in the US sub-prime residential mortgage sector through December 31, 2007. The shareholder report, which provides an overview of a report submitted earlier to the Swiss Federal Banking Commission, has been posted on UBS AG's web page. The shareholder report summarizes: which businesses were affected by the losses; the business models and growth initiatives pursued in those businesses; how the losses developed in the relevant businesses; the implementation of risk management and risk control in those businesses and the key findings related to the causes of the losses. The shareholder report does not address remediation measures. UBS AG has, however, elsewhere outlined remediation measures it is taking and plans to take. These measures are ongoing and, in some cases, only in their initial stages. Implementation of these measures may take some time to complete, or may never be completed. Even if they are completed, there is no guarantee that they will be effective.

UBS AG furnished a report on Form 6-K, dated April 25, 2008, which includes, among other things, a speech given by Peter Kurer, the chairman of UBS AG, at the annual general meeting, which discusses changes in UBS AG's corporate governance and other matters relating to UBS AG's proposed strategy.

On May 6, 2008, UBS AG furnished a report on Form 6-K, which includes the First Quarter 2008 report for UBS AG.

UBS AG furnished a report on Form 6-K on May 22, 2008, which includes a Media Release announcing that the Board of Directors of UBS AG determined the final terms of the public offering of 760,295,181 new ordinary shares, subject to the subscription rights of existing shareholders.

On May 23, 2008, UBS AG furnished a report on Form 6-K consisting of updated information concerning: Recent Developments and Outlook; Risk Factors; Litigation; Updated Information on Certain Exposures; Significant Shareholders; the Biographies of Peter Kurer and David H. Sidwell; Biographies of the New Members of the Group Executive Board; Share and Option Ownership by Key Management Personnel and Other Related Party Transactions; Summary Risk Concentrations; and Regulatory Capital of UBS AG.

Also on May 23, 2008, UBS AG furnished a Form 6-K concerning the public offering of 760,295,181 new ordinary shares in UBS AG.

On June 13, 2008, UBS AG furnished two Forms 6-K consisting of the amended Articles of Association of UBS AG and a Media Release announcing that UBS AG successfully completed its rights offering.

UBS AG furnished a Form 6-K on July 1, 2008 announcing that the Governance and Nominating Committee completed an overhaul of the corporate governance of UBS AG and issued new organization regulations. The main elements of the corporate governance entail a clear separation of the roles and responsibilities between the Board of Directors and Executive Management and a strengthening of the oversight role of the Board through the operation of its Committees. The Media Release announced that four members of the Board of Directors decided to resign their positions and, as a result, that an Extraordinary General Meeting will be held on October 2, 2008 to elect four new members.

On July 2, 2008, UBS AG furnished on Form 6-K the amended Organizational Regulations of UBS AG approved by its Board of Directors on June 26, 2008.

Recent developments

On July 4, 2008, UBS AG furnished on Form 6-K a Media Release by which it announced, among other things, that its results for the second quarter ended June 30, 2008 were likely to be at or slightly below break-even.

On July 17, 2008, UBS AG furnished a Form 6-K consisting of a Media Release announcing that UBS AG representative Mark Branson, Chief Financial Officer of Global Wealth Management & Business Banking, testified on July 17, 2008 at a US Senate Subcommittee hearing. The title of the hearing was "Tax Haven Banks and US Tax Compliance."

On August 8, 2008, UBS AG furnished a Form 6-K which contained a Media Release announcing a comprehensive settlement, in principle, for all clients holding auction rate securities at the estimated cost of US$900 million.

UBS AG furnished a Form 6-K, dated August 12, 2008, reporting that the UBS AG Board of Directors nominated Sally Bott, Rainer-Marc Frey, Bruno Gehrig and William G. Parrett for election as independent members of the Board of Directors of UBS AG for a term of office to expire at the 2009 Annual General Meeting, appointed Markus Diethelm as Group General Counsel and John Cryan as Group Chief Financial Officer, and announced changes to UBS AG's strategic direction and a comprehensive program to re-engineer its business.

By a separate Form 6-K dated August 12, 2008, the UBS AG Board of Directors furnished UBS AG's Second Quarter 2008 Financial Statements.

 Capitalization of UBS AG

The following table sets forth the consolidated capitalization of UBS AG as of December 31, 2007 in accordance with International Financial Reporting Standards and translated into US dollars. The results in the following table do not reflect subsequent events, including losses incurred during 2008 or the global ordinary shares rights offer of May 2008.

	CHF	US$

	(In millions) (except for number of shares)
As at December 31, 2007
Capitalization	447,390	394,656
Liabilities	2,230,598	1,967,677
thereof debt issued	405,220	357,457
thereof long-term	194,887	171,916
thereof short term	210,333	185,541
thereof subordinated debt	14,129	12,464
thereof guaranteed	0	0
thereof secured	0	0
Contingent liabilities	20,824	18,369
Equity	35,219	31,068
Share capital	207	183
Share premium	12,433	10,968
Net income recognized directly in equity, net of tax	(1,161)	(1,024)
Revaluation reserve from step acquisitions, net of tax	38	34
Retained earnings	34,139	33,115
Equity classified as obligations to purchase own shares	(74)	(65)
Treasury Shares	(10,363)	(9,142)
Equity attributable to UBS AG shareholders	35,219	31,068
Equity attributable to minority interests	6,951	6,132
Total Equity	42,170	37,199
Number of shares of the Company	2,073,547,344
Number of treasury shares directly or indirectly held by the Company	158,105,524

Swiss franc (CHF) amounts have been translated into US dollars (US$) at the rate of CHF1.00 = US$0.88213 (the exchange rate in effect as of December 31, 2007).

 The offer

BACKGROUND AND REASONS FOR THE OFFER

Auction Rate Securities

ARS are auction preferred stock and auction rate certificates. ARS have interest rates or dividend yields that are periodically reset through auctions, typically every seven, 28 or 35 days. They are often issued with maturities of 30 years, but the maturities can range from five years to perpetuity. ARS are structured as long-term securities. The auction process was designed to permit ARS to pay interest rates comparable to short-term securities. In an auction, the return on the investment to the investor and the cost of financing to the issuer between auction dates is determined by the interest rate or dividend yield set through the auctions, subject to maximum rates. ARS historically functioned as relatively reliable vehicles for short-term investment by investors seeking liquidity and higher relative returns. Before widespread auction failures in February 2008, the ARS market had grown to well over US$300 billion.

If you have received this prospectus and an accompanying cover letter and acceptance form, you may be an Eligible Holder of eligible ARS. You are an Eligible Holder if (i) on February 13, 2008, you held ARS in an account at one of the UBS Entities or you held ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS or (ii) you purchased eligible ARS from a UBS Entity between October 1, 2007 and February 13, 2008 and transferred the ARS to another firm. For a list of eligible ARS that you held, please consult the cover letter that accompanied this prospectus.

The Settlement

ARS auctions experienced distress in the credit crisis, and by the beginning of the second week in February 2008, auction failures were widespread and persistent. Widespread auction failures left many investors holding ARS where there were no successful auctions and no secondary market that would yield prices at or near par, thereby severely limiting liquidity in the market.

On August 8, 2008, the UBS Entities entered into settlements in principle with each of the Division of Enforcement of the SEC, the NYAG and other state agencies represented by NASAA, including the Massachusetts Securities Division, to settle investigations brought by each of these agencies of the UBS Entities relating to their sale and marketing of ARS. The alleged conduct underlying these investigations suggested that the UBS Entities marketed ARS as cash alternatives but failed to adequately disclose liquidity risk. Each of the settlements in principle contains substantially identical terms.

Each settlement in principle was set forth in a settlement term sheet. The settlement term sheet with the Division of Enforcement of the SEC does not bind the SEC and represents only the terms that the Division of Enforcement is willing to recommend to the SEC for its review and approval. The settlement term sheet with NASAA does not bind the state agencies represented by the NASAA and represents only the terms that NASAA is willing to recommend to the state agencies for review and approval. The settlement term sheets represent only the material terms of the settlements. The UBS Entities have entered into a definitive settlement with the Massachusetts Securities Division. Definitive settlement documents have not yet been entered into with the other regulators. The UBS Entities and the other regulators continue to discuss the terms of these settlements in principle. The offer described herein comports with the terms of the final settlement and each of the settlements in principle in all material respects, and is not conditioned upon entry into definitive settlements with any of the regulators with whom final settlements have yet to be completed.

Pursuant to the settlement in principle with the Division of Enforcement of the SEC, the UBS Entities agreed, without admitting or denying any allegations, to the entry of a permanent injunction under

The offer

Section 15(c) of the Exchange Act and Rule 15c1-2 thereunder. Pursuant to the settlement in principle with the NYAG, the UBS Entities agreed to pay a fine of $75 million to the State of New York. The UBS Entities also agreed to pay a fine of $75 million to the states represented by NASAA pursuant to the settlement in principle with NASAA.

Eligible Holders and ARS

Holders of eligible ARS who meet the following criteria are eligible to participate in the offer:

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Held eligible ARS in an account at a UBS Entity, or held ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS on February 13, 2008 or purchased eligible ARS from a UBS Entity between October 1, 2007 and February 13, 2008 and transferred the ARS to another firm;

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Have received from the UBS Entities a mailing with the cover letter, this prospectus and the acceptance form;

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Have followed the procedures for accepting the offer; and

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Either (i) have continued to keep their eligible ARS with one of the UBS Entities in the same account in which they were previously held or (ii) if eligible ARS were transferred out of accounts with the UBS Entities prior to the commencement of the offer or transferred within UBS to a different account, provide valid transfer instructions to return the eligible ARS to the holder's original account with the UBS Entity by November 14, 2008 (unless such date is extended by UBS AG).

Eligible Holders may participate in the offer with respect to ARS for which auctions have generally failed at auction since February 13, 2008 and for which there have been one or more auction failures between August 8, 2008 and October 7, 2008. We refer to these securities as eligible ARS.

Eligible Holder's acceptance of the offer

This prospectus and the accompanying acceptance form constitute written notice of the Settlement to Eligible Holders. Eligible Holders have until November 14, 2008 (or any later date on which UBS AG agrees to receive acceptances of the offer) to notify the UBS Entities of their election to accept the offer. UBS AG will maintain the effectiveness of the registration statement of which this prospectus forms a part for at least the duration of this acceptance period.

Eligible Holders desiring to accept the offer must complete the accompanying acceptance form and transmit the form to the UBS Entities in accordance with the instructions set forth therein. Each Eligible Holder must use the acceptance form received by the holder with this prospectus as that form was prepared specifically for that Eligible Holder. To accept all offers, the Eligible Holder needs to return every acceptance form that was sent to the Eligible Holder. Eligible Holders who do not validly accept the offer on or prior to November 14, 2008 (or any later date on which UBS AG agrees to accept elections to accept the offer) will not be entitled to any of the benefits of the offer with respect to the ARS covered by that acceptance form. The method of delivery of the acceptance form is the Eligible Holder's choice, but UBS AG will not be responsible for lost or late acceptances. There is no cost to Eligible Holders electing to accept the offer.

A holder's election to accept the offer will generally be effective the next business day following acceptance by the UBS Entities, with the following exceptions:

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If any of the holder's eligible ARS are held in an account outside of the UBS Entities or in a UBS account different than the account in which the ARS were held (other than a loan pledge account) on February 13, 2008, or if a holder purchased eligible ARS from the UBS Entities between October 1, 2007 and February 13, 2008 and transferred that ARS to another entity prior to

The offer

  February 13, 2008, an election as to those securities will not be effective until the holder provides the UBS Entities with the information necessary to effect the transfer of the eligible ARS back into the UBS Entity account in which they were previously held. You must provide transfer instructions to ensure that your ARS are returned to the account with the UBS Entities in which they were originally held.

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If you are an Eligible Holder electing to participate in the offer of Series C-1 and/or C-2 ARS Rights and are a party to litigation against the UBS Entities relating to the marketing and sale by the UBS Entities of ARS and have asserted claims other than, or in addition to, claims for consequential damages, your election to accept the offer will not be effective until you have submitted documents to the appropriate court requesting dismissal of all claims other than for consequential damages. Copies of such documents must be submitted by you upon your acceptance of the offer in order for your offer to be valid.

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If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at UBS and deliver your eligible ARS free of payment via the Depository Trust & Clearing Corporation.

A UBS Entity will send you a confirmation notifying you that your acceptance has become effective.

Eligible Holders who are advised by the UBS Entities

Although acting as agents for UBS AG, the UBS Entities will be acting as principals when purchasing the ARS for their own accounts, or effecting sales to third parties to facilitate restructurings, dispositions or other solutions that will result in par being paid to Eligible Holders. The UBS Entities will not charge a commission for transactions under the offer. In addition, the UBS Entities do not expect to make a profit on later resale of the eligible ARS purchased under the offer because the eligible ARS are generally bought and sold at prices not greater than par. However, the UBS Entities do expect to receive interest or dividends on the eligible ARS after purchasing them, and the amount of this interest or dividends in the future may be greater than it is today (due to the floating nature of dividend or interest provisions on certain ARS) or greater than on comparable securities. Furthermore, the UBS Entities may earn fees in the future in connection with refinancing, resecuritization or other restructuring of the eligible ARS or other ARS held by the UBS Entities or by their clients.

The UBS Entities may act as investment advisers to some Eligible Holders. Furthermore, some of these Eligible Holders may hold their eligible ARS in a discretionary account at the UBS Entities, where the UBS Entities have discretion to trade on these holders' behalf. In the case of Eligible Holders where the UBS Entities act as an investment adviser in a discretionary account, because the UBS Entities may act as principals in the offer, these Eligible Holders may need to consent to any sale of their ARS to the UBS Entities pursuant to the ARS Rights or to any exercise of discretion by the UBS Entities, to the extent that the UBS Entities are the purchasers in these transactions. The acceptance form accompanying this prospectus that an Eligible Holder must use to accept the offer constitutes this consent, to the extent legally required. In disposing of the ARS, the UBS Entities will be acting in their capacity as broker-dealers and will execute these transactions on a principal basis (meaning that the UBS Entities will be party to the transaction for their own account). That is the case regardless of the type of account in which you currently hold your ARS at UBS or the account agreement covering those securities. In this regard, the terms and conditions of the offer, including UBS's role as broker-dealer, its ability to sell the ARS on a principal basis, and your grant of discretion to sell your eligible ARS supersede and amend conflicting terms and conditions included in your UBS account agreements or other documents which you may have previously executed with UBS. If you hold your ARS in a UBS advisory or discretionary account, you should note that the terms, conditions and obligations under those agreements will no longer apply to your ARS.

The offer

If you hold eligible ARS in a discretionary account at UBS and do not choose to accept the offer, your investment adviser at the UBS Entities may not accept the offer for you. If you want to accept the offer, you should follow the procedures described above in "—Eligible Holder's acceptance of the offer."

The offers

Pursuant to the terms of the Settlement, in order to provide liquidity to holders of ARS, UBS AG, through the UBS Entities as its agents, will make the following offers:

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Exercise of the A-1 and A-2 ARS Rights:    Commencing October 31, 2008, the UBS Entities will offer to purchase at par eligible ARS from holders of Series A-1 and A-2 ARS Rights. The exercise period for the A-1 and A-2 ARS Rights will remain open until January 4, 2011.

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Exercise of the B-1 and B-2 ARS Rights:    Commencing January 2, 2009, the UBS Entities will offer to purchase at par eligible ARS from holders of Series B-1 and B-2 ARS Rights. The exercise period for the B-1 and B-2 ARS Rights will remain open until January 4, 2011.

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Exercise of C-1 and C-2 ARS Rights:    Commencing June 30, 2010, the UBS Entities will offer to purchase at par eligible ARS from holders of C-1 and C-2 ARS Rights. The exercise period for the C-1 and C-2 ARS Rights will remain open until July 2, 2012.

If an ARS Right is not exercised by the holder on or prior to the relevant expiration date, that ARS Right will expire and will be of no further value to the holder.

The following factors will determine which series of ARS Rights a holder will receive upon choosing to accept the offer:

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Series A:    Individual or charitable Eligible Holders with less than US$1 million in total for their UBS accounts on a marketing household basis as of August 8, 2008 will receive Series A-1 and/or A-2 ARS Rights.

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Series B:    The following Eligible Holders will receive Series B-1 and/or B-2 ARS Rights: individual or charitable holders with US$1 million or more in total in their UBS accounts on a marketing household basis as of August 8, 2008; all governmental entity holders; and small business holders with less than US$10 million in their UBS accounts on a marketing household basis and total balance sheet assets of less than US$50 million as of August 8, 2008.

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Series C:    Eligible Holders not eligible for Series A-1 and/or A-2 or Series B-1 and/or B-2 ARS Rights will receive Series C-1 and/or C-2 ARS Rights. Holders that are (i) banks holding ARS on behalf of or for resale to their own clients or (ii) broker-dealers are not eligible to receive Series C-1 and/or C-2 ARS Rights.

The classification will be determined by the UBS Entities in their exercise of their reasonable good faith judgment. If you believe you should have been offered a different series of ARS Rights, you may call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

UBS AG is the registrant with respect to the registration statement of which this prospectus forms a part. However, UBS AG will delegate portions of its performance obligations in respect of the ARS Rights to the UBS Entities and will also delegate to the UBS Entities its rights to exercise sole discretion to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS. UBS AG will retain ultimate responsibility with respect to the satisfaction of the performance obligations under the ARS Rights.

On July 15, 2008, UBS AG issued a press release announcing its intention to purchase from holders at par tax-exempt auction preferred stock held in accounts with the UBS Entities on that date. Holders who, on July 15, 2008, held tax-exempt auction preferred stock and who otherwise meet the definition

The offer

of an Eligible Holder will receive Series A-1, B-1 or C-1 ARS Rights, as appropriate. The UBS Entities will exercise their right to purchase, without prior notice, these securities from holders who have validly accepted the offer on or about October 31, 2008 or, if later, within a short period of time after effectiveness of holders' election to accept the offer.

ARS purchase procedures

Pursuant to the Settlement, the following ARS purchase procedures will apply to Eligible Holders who validly accept the offer:

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Offer by UBS AG:    UBS AG, through the UBS Entities as its agents, will offer to purchase eligible ARS at par from Eligible Holders during the relevant exercise period described above. Eligible Holders may enter a sell order to sell their eligible ARS at par to the UBS Entities at any time during the relevant timeframe. Once an Eligible Holder has entered this sell order, the order cannot be withdrawn and the order will settle as described below under "Settlement."

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Discretionary sales on behalf of Eligible Holders:    Starting on the business day following the date on which an Eligible Holder's acceptance is effective, the UBS Entities shall be authorized to exercise the sole discretion and right on that holder's behalf to effect sales or other dispositions of, and/or enter orders in the auction process with respect to, holders' eligible ARS, including but not limited to secondary sales, without prior notification, so long as par is returned to the Eligible Holder in the event of a sale or other disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings or other transactions while still returning par to Eligible Holders. The UBS Entities will exercise this right to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer. The UBS Entities will pay Eligible Holders at par, even if any discretionary sale occurs below par. The UBS Entities will exercise this discretion solely for the purpose of facilitating restructurings, dispositions or other solutions.

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Settlement:    All sales and purchases described above will settle one business day after the sales or purchase order is executed. In cases of issuer restructurings, redemptions or other actions or dispositions, or any other dispositions involving third parties in addition to the UBS Entities, the UBS Entities will not be responsible for the timing of the settlement.

UBS AG agrees that it will not take advantage of restructurings, dispositions or other liquidity solutions for ARS that any UBS Entity holds in inventory from and after the date of this prospectus without making the same solution available as soon as practicable to Eligible Holders who hold the same ARS by CUSIP number in their UBS account.

Institutional investors

The UBS Entities will work with issuers and other interested parties, including regulatory and other authorities and industry participants, to provide liquidity solutions for holders of Series C-1 and/or C-2 ARS Rights, taking into account legislative and other governmental action affecting the market. The UBS Entities will also use their best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of the holders of Series C-1 and/or C-2 ARS Rights through resecuritizations and other dispositions prior to December 31, 2009. The UBS Entities will file written reports and engage in regular periodic meetings with the agencies party to the Settlement to report on and discuss the efforts by the UBS Entities.

Relief for holders who sold below par

Pursuant to the Settlement, upon provision of acceptable documentation (such as trade confirmations), the UBS Entities will pay any Eligible Holder that the UBS Entities can reasonably identify who sold eligible ARS for less than par between February 13, 2008 and September 15, 2008 the difference between par and the price at which the holder sold the ARS.

The offer

Consequential damages claims and litigation release

Eligible Holders that validly accept the offer of Series A-1 and/or A-2 ARS Rights and Series B-1 and/or B-2 ARS Rights may elect to pursue consequential damages claims by participating in special FINRA arbitration procedures as determined by FINRA and as outlined below (Eligible Holders participating in the offer of the C-1 and/or C-2 ARS Rights will not be permitted to use these procedures):

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Arbitrator:    At the holder's election, arbitration shall be conducted by a single, independent non-industry arbitrator.

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Forum Fees:    The UBS Entities will pay all forum fees.

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Proof:    Holders will bear the burden of proving by a preponderance of the evidence the existence and amount of consequential damages suffered as a result of the illiquidity of the eligible ARS. The UBS Entities will have the right to defend themselves against these claims, except that the UBS Entities may not argue against liability for the illiquidity of the underlying ARS position and the UBS Entities may not be able to use as part of their defense the decision not to borrow money by using eligible ARS as collateral from the UBS Entities.

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Other Damages, Fees or Costs:    Holders will not be eligible for punitive damages or any other type of damages other than consequential damages.

For additional information regarding the special arbitration procedures, you may call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

Valid acceptance of the offer of Series C-1 and C-2 ARS Rights will result in a release of claims against UBS AG and the UBS entities

By validly accepting the offer of Series C-1 and/or C-2 ARS Rights, Eligible Holders agree to release any claims against UBS AG, the UBS Entities and their affiliates and directors and/or officers concerning the holders' eligible ARS, except claims for consequential damages resulting from their inability to sell eligible ARS. Eligible Holders who have pending claims for damages other than consequential damages against UBS AG, the UBS Entities or their affiliates, directors and/or officers concerning their eligible ARS holdings agree, by their acceptance of the offer of Series C-1 and/or C-2 ARS Rights, to withdraw those claims with prejudice and to submit documents to the appropriate court requesting dismissal of such claims; however, UBS shall not seek to recover costs or fees in connection with the discontinuance of such actions and claims. In addition, Eligible Holders who accept the offer of Series C-1 and/or C-2 ARS Rights agree not to serve as named plaintiffs, to become parties to, to opt in as class members or otherwise to obtain compensation or benefits as a member of the class in any class action or derivative action against UBS AG, the UBS Entities or their affiliates, directors and/or officers arising from the sale and marketing of ARS by the UBS Entities. Eligible Holders who validly accept the offer of Series C-1 and/or C-2 ARS Rights will not be eligible to seek punitive damages or any other types of damages from UBS AG, the UBS Entities or any of their affiliates, directors and/or officers concerning their eligible ARS, other than consequential damages, and release UBS AG, the UBS Entities and their affiliates, directors and/or officers from any such claims. Eligible Holders who validly accept the offer of C-1 and/or C-2 ARS Rights will not be entitled to use the special arbitration procedures available to other Eligible Holders.

The offer

Investor loans

If an Eligible Holder desires to borrow money prior to the commencement of the relevant exercise period and if such Eligible Holder is legally permitted to borrow, the Eligible Holder can generally borrow from UBS Bank (as hereinafter defined) at no net cost the full par amount of their ARS. Holders holding single-A rated or lower student loan ARS and institutional/entity eligible holders (other than charities) who are less than investment grade or are not rated may only borrow up to 75% of the market value of their ARS. The loans will become fully payable as soon as the UBS Entities receive the proceeds from a purchase of a holder's ARS.

For all holders who borrowed from the UBS Entities under any of the UBS Entities' prior ARS loan programs since February 13, 2008, the UBS Entities will reimburse each holder for any amount paid in interest on these loans that exceeded the income received on the holder's ARS during the period of the previous loans. See "Description of no net cost loans" below.

TERMS OF THE OFFER

UBS AG, through the UBS Entities as its agents, is offering the ARS Rights to Eligible Holders pursuant to this prospectus. The ARS Rights will obligate UBS AG, through the UBS Entities as its agents, to purchase ARS from Eligible Holders upon exercise of the A-1 and A-2 ARS Rights, the B-1 and B-2 ARS Rights and/or the C-1 and C-2 ARS Rights as described below. Each Eligible Holder who validly accepts the offer will receive the series of ARS Rights applicable to the Eligible Holder and its eligible ARS.

Each series of ARS Rights is divided into sub-series 1 and 2. Each sub-series 1 will be issued with respect to eligible ARS consisting of auction preferred stock and will be denominated in accordance with the number of shares of these securities. Each sub-series 2 will be issued with respect to eligible ARS consisting of auction rate certificates and will be denominated in accordance with the US dollar principal amount of these securities. Other than these differences in denominating ARS, there is no difference between sub-series 1 and 2 of any of the series of ARS Rights.

For example, a holder of 10 shares of eligible auction preferred stock who accepts this offer will receive 10 ARS Rights of sub-series 1. A holder of US$250,000 aggregate principal amount of eligible auction rate certificates who accepts this offer will receive 250,000 ARS Rights of sub-series 2.

Eligible Holders may exercise their ARS Rights by entering a sell order to sell their eligible ARS at par to the UBS Entities at any time during the period in which the applicable ARS Rights are exercisable.

Eligible Holders are urged to ascertain the following information as soon as practicable: (1) their amount of eligible ARS, by CUSIP; (2) interest or dividend reset/payment date frequency for eligible ARS; (3) the purchase date(s) for eligible ARS; and (4) the most recent rate information, where information is available on a reliable basis to UBS AG or the UBS Entities, for eligible ARS. Holders may determine this information by calling their UBS Financial Advisor or Branch Manager at the number listed in the cover letter accompanying this prospectus; the most recent rate information is also available by accessing www.ubs.com/auctionratesecurities.

If your ARS are held outside of your account at the UBS Entities in which they were held on February 13, 2008, or the account in which they were held between October 1, 2007 and February 13, 2008 if you purchased the ARS from the UBS Entities during that period and transferred them to another entity prior to February 13, 2008, you will need to transfer the ARS back to that original account at the UBS Entities prior to November 14, 2008 (unless such date is extended by UBS AG) in order to accept the offer. The way that you must transfer your ARS into the account in which the ARS were previously held will depend upon where your ARS are held now.

The offer

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If your ARS are held in an account outside of the UBS Entities, you must complete the relevant transfer instruction information in your offer acceptance form.

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If your ARS are held in an account (other than a UBS loan pledge account) at one of the UBS Entities that is a different account in which you previously held your ARS, you must contact your UBS Financial Advisor or Branch Manager to request that your ARS be transferred to the UBS account in which your ARS were previously held.

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If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at a UBS Entity and deliver your eligible ARS free of payment to the UBS Entity via the Depository Trust & Clearing Corporation.

In exchange for the issuance of the ARS Rights, Eligible Holders will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS on their behalf. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning par to Eligible Holders. Eligible Holders will be entitled to receive par regardless of the amount actually received by the UBS Entities in the sale or disposition. The UBS Entities will not exercise this right to take an investment position in any ARS.

The UBS Entities will be able to exercise the sole discretion and right to sell or otherwise dispose of and/or enter orders in the auction process with respect to ARS on the business day following the date on which a holder accepts the Settlement regardless of whether the holder accepts the Settlement prior to November 14, 2008. Therefore, the UBS Entities may be able to exercise this right after you choose to accept the offer but before your exercise period begins, and thus before you may exercise your right to sell your ARS to the UBS Entities. The use of this sole discretion and right to sell or otherwise dispose of and/or enter orders in the auction process with respect to, ARS by the UBS Entities will be for the purpose of facilitating restructurings, dispositions or other solutions that will result in par value payments for Eligible Holders. For example, the UBS Entities may work with the issuer of a particular series of ARS to structure a refinancing in which the issuer will issue a new security and use the proceeds to purchase its ARS. In that situation, the UBS Entities would utilize this right to deliver the ARS of that series held by Eligible Holders, resulting in a return of par to the holder.

The UBS Entities will exercise their right to acquire from Eligible Holders tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer.

UBS AG and the UBS Entities may continue to participate in auctions or future remarketings of eligible ARS after the date of this prospectus. See "Risk factors—The UBS entities and other unaffiliated financial institutions may continue to participate in auctions or future remarketings of eligible ARS." You may request, at no cost, information as to UBS AG's material auction practices and procedures by calling the UBS Auction Rate Securities Client Service Center at 1-800-253-1974. Holders outside of the United States may call collect at +1-201-352-0105. Alternatively, this information is available at www.ubs.com/auctionratesecurities and has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

UBS AG and the UBS Entities may purchase eligible ARS from holders outside of the offer at times and on terms other than those provided in the offer. Any such purchases from Eligible Holders will be made at par and any such purchases from other holders will be made at a price not greater than par.

All sales and purchases made pursuant to the exercise of ARS Rights or the right of the UBS Entities to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS will settle the business day following the day on which the applicable sale or purchase order is executed. In

The offer

cases of issuer restructurings, redemptions or other actions or dispositions, or any other dispositions involving third parties in addition to the UBS Entities, the UBS Entities will not be responsible for the timing of the settlement.

Any Eligible Holders who do not timely accept the offer will not be entitled to exercise any ARS Rights and will not otherwise be entitled to have the UBS Entities purchase any of their eligible ARS. To accept the offer, Eligible Holders must complete the accompanying acceptance form and transmit the form to the UBS Entities in accordance with the instructions set forth therein no later than November 14, 2008 (or any later date on which the UBS Entities, on behalf of UBS AG, agree to receive acceptances of the offer). Eligible Holders transmitting election forms to the UBS Entities after November 14, 2008 (or any such later date) will not be entitled to the benefits of the offer. To accept all offers, an Eligible Holder needs to return every acceptance form that was sent to the Eligible Holder. The method of transmission of the election form is at the risk of the holder. We encourage all Eligible Holders desiring to participate in the offer to transmit their acceptance form to the UBS Entities as promptly as practicable.

An Eligible Holder who validly accepts the offer may, at any time, elect to sell or otherwise transfer some or all of its eligible ARS to a party other than the UBS Entities. Upon such sale or other transfer, the holder will be deemed to have declined the offer with respect to those eligible ARS, and the transferred ARS will cease to be eligible ARS for purposes of the offer and any related ARS Rights held by such Eligible Holder will be cancelled. If the sale or other transfer was at less than par, UBS AG shall not be obligated to pay the shortfall in such sale. If the holder still has eligible ARS in an account at the UBS Entities after that sale, the remaining ARS shall continue to be entitled to all of the benefits of the offer.

The UBS Entities may, on behalf of UBS AG, in their discretion and upon showing of good cause, waive compliance with any of the terms or conditions of the offer.

The exercise of ARS Rights or the sale of eligible ARS by the UBS Entities pursuant to their exercise of their sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS will not result in or constitute a waiver of any claim against the UBS Entities, except as described above under "—Background and reasons for the offer—The Settlement—Consequential damages claims and litigation release."

In the event that there are any material amendments or changes to the offer, UBS AG will file one or more prospectus supplements and/or free writing prospectuses with the SEC in compliance with relevant SEC rules that will disclose the amendment or change.

If UBS AG extends the duration of this offer, it will publicly announce any such extension no later than 9:00 am (New York City time) on the business day immediately following the previously scheduled offer expiration date. UBS AG will make such public announcement by issuing a press release announcing the extension, and by filing a free writing prospectus with the SEC containing all material information regarding the extension. Notice of the extension will also be posted at www.ubs.com/auctionratesecurities, and information regarding any extension can be obtained from your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

For additional information regarding the offer, you may call your UBS Financial Advisor or Branch Manager at the number listed in the cover letter accompanying this prospectus.

 The concurrent offer

On July 15, 2008, UBS AG issued a press release announcing its intention to purchase from holders at par tax-exempt auction preferred stock held in accounts with the UBS Entities on that date. Holders who held tax-exempt auction preferred stock on July 15, 2008 and otherwise meet the definition of an Eligible Holder will remain eligible to participate in the offer described in the press release and are included as Eligible Holders to whom ARS Rights are being offered pursuant to this prospectus.

Concurrently with this offer, UBS AG will deliver a separate prospectus to certain holders who held tax-exempt auction preferred stock in an account at the UBS Entities on July 15, 2008, but do not qualify as Eligible Holders for purposes of the offer described in this prospectus, and thus are not entitled to participate in this offer. Nonetheless, UBS AG is concurrently offering to these holders Series G ARS Rights. These ARS Rights will provide these holders with the right to require the UBS Entities to purchase their tax-exempt auction preferred stock for cash at par if they choose to accept the Series G offer. By so doing, these holders will grant the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible tax-exempt auction preferred stock on their behalf, so long as the UBS Entities return par to these holders in the event of a sale or other disposition. The UBS Entities will provide an acceptance period to holders of Series G auction preferred stock that will commence on October 7, 2008 and will end on November 14, 2008, unless extended by UBS AG. Holders of Series G auction preferred stock who choose to accept this offer will receive Series G ARS Rights, which will permit them to sell their Series G auction preferred stock to the UBS Entities at any time during a period commencing on October 31, 2008 and expiring on January 30, 2009, and as part of such election to accept, these holders will grant the UBS Entities the right discussed above. The UBS Entities will use this right to acquire the Series G auction preferred stock on or about October 31, 2008 or, if later, or a short period of time after the effectiveness of holders' elections to accept the offer. None of the other relief afforded by the offer described in this prospectus will apply to this concurrent offer.

Funding of the offer

The UBS Entities will finance purchases of eligible ARS pursuant to the offer or upon exercise of the right granted by Eligible Holders from available cash.

Use of proceeds

UBS AG will not receive cash proceeds from the offer.

 Description of securities

DESCRIPTION OF THE ARS RIGHTS

Set forth below is a summary of the material terms of the ARS Rights. This description is not complete and is qualified in its entirety by reference to the forms of ARS Rights, which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Eligible Holder of eligible ARS who validly accepts the offer will receive ARS Rights that correspond to that holder's eligible ARS. The ARS Rights represent a contractual agreement between the Eligible Holder and UBS AG that will rank senior to UBS AG's ordinary shares. Each holder of an ARS Right will be entitled to cause UBS AG to purchase the eligible ARS that corresponds to that ARS Right and is held by the Eligible Holder, as described in "The offer—Terms of the offer." The ARS Rights will be distributed at the time the holder's acceptance of the offer becomes effective, as described above under "The offer—Background and reasons for the offer—The Settlement—Eligible Holder's acceptance of the offer" and below under "—Distribution of ARS Rights and notification of holders."

UBS AG is the registrant with respect to the registration statement of which this prospectus forms a part. However, UBS AG will delegate portions of its performance obligations in respect of the ARS Rights to the UBS Entities, as its agents, and will also delegate to the UBS Entities its rights to exercise its sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS.

RECORD DATE

The record date for the distribution of the ARS Rights will be the date of effectiveness of the Eligible Holder's acceptance of the offer. The acceptance period commences October 7, 2008 and ends on November 14, 2008, unless extended by UBS AG.

DISTRIBUTION OF ARS RIGHTS AND NOTIFICATION OF HOLDERS

This prospectus and the accompanying cover letter and acceptance form constitute notification to Eligible Holders of their option to receive ARS Rights that correspond to their eligible ARS. The ARS Rights will be distributed to each Eligible Holder that validly accepts the offer when the holder's acceptance becomes effective.

TRADING AND SALE OF ARS RIGHTS

The ARS Rights are not transferable, tradeable or marginable and will not be listed on any securities exchange or any electronic communications network.

EXPIRATION OF ARS RIGHTS ACCEPTANCE PERIOD

The acceptance period for the offer begins on the date of this prospectus and ends on November 14, 2008 (unless extended by UBS AG). At that time, any holder who has not delivered an acceptance form indicating its desire to accept will lose the right to accept the offer and will therefore lose the right to receive ARS Rights.

GLOBAL SECURITIES, DELIVERY AND FORM

Each series of ARS Rights will be issued in the form of one or more fully-registered global ARS Rights that will be deposited with one of the UBS Entities and registered in that entity's name on behalf of the beneficial owners of the ARS Right. The global ARS Rights may be transferred in whole and not in part and only with the consent of UBS AG.

 Description of no net cost loans

GENERAL

The no net cost investor loans that are to be offered to eligible clients as part of the settlement will be extended by UBS Bank USA or an affiliate (collectively, UBS Bank). We refer to any eligible client who has borrowed under an existing UBS Bank ARS loan program, or who borrows, or seeks to borrow a no net cost loan, as a Borrower. The no net cost loans will be subject to the terms and conditions that are included in the Credit Line Account Application and Agreement, the Borrower Agreement, the Credit Line Agreement and the Addendum to Credit Line Account Application and Agreement, forms of each of which have been filed as exhibits to the registration statement of which this prospectus is a part. We refer to these agreements, collectively, as the Credit Agreement. Set forth below is a summary of the material terms of the Credit Agreement for no net cost loans. The terms and conditions of the no net cost loans, except as specified in this description, will apply to other loans previously extended to holders of ARS by UBS Bank. This description is not complete and is qualified in its entirety by reference to the Credit Agreement.

TERMS OF THE NO NET COST LOANS

Establishment and termination of credit line

If a Borrower currently has a loan under a previous UBS Bank ARS loan program and accepts the offer, the terms of the no net cost loan program will automatically be applied to that Borrower's loan. However, if a Borrower currently has a loan under UBS Bank's 50% loan-to-market value program and wishes to increase the available credit limit on that loan (up to the amount that would otherwise be permitted under the no net cost loan program), the Borrower will be required to sign and deliver an addendum to the Borrower's current loan agreement.

If a Borrower does not currently have a loan under a previous UBS Bank ARS loan program, is legally permitted to borrow and wishes to take advantage of no net cost loans, the Borrower must enter into a Credit Agreement and may be required to complete and deliver additional documents as UBS Bank may deem necessary. Upon the effectiveness of the Credit Agreement, UBS Bank will establish an uncommitted, demand revolving credit line in an amount equal to the par value of the ARS collateral that the Borrower pledges to UBS Bank, subject to two exceptions. Borrowers holding student loan ARS rated single-A or lower or Borrowers that are institutional/entity eligible holders (other than charitable institutions) rated below investment grade or are not rated, may only borrow up to 75% of the market value, as determined by UBS Bank, of the ARS that the Borrower pledges as collateral. Borrowers may only enter into no net cost loans to borrow against their eligible ARS.

After the credit line is established, UBS Bank may, upon the request of the Borrower, make one or more advances to the Borrower. No net cost loans that are advanced will not be advanced for any specific term and UBS Bank may demand repayment of some or all of any no net cost loan at any time and for any or no reason. However, if UBS Bank should exercise its right to demand repayment of any portion or all of a no net cost loan prior to the commencement of the exercise period for a Borrower's ARS Rights for reasons other than (i) in connection with the termination for cause by a UBS Entity of its overall customer relationship with the Borrower, (ii) in connection with a sale by the Borrower of any pledged ARS to a purchaser other than the UBS Entities or (iii) in connection with certain other specified events, then the UBS Entities will arrange for alternative financing on terms and conditions substantially the same as those under the Credit Agreement. If alternative financing cannot be established, then one of the UBS Entities will purchase the Borrower's pledged ARS at par. In the event UBS Bank demands repayment pursuant to the preceding sentence, the Credit Agreement will remain

Description of no net cost loans

in effect until the alternative financing is established or until one of the UBS Entities purchases the pledged ARS.

If the Borrower elects to sell any ARS that are pledged as collateral under the Credit Agreement to a purchaser other than UBS Bank, UBS Bank intends to exercise its right to demand repayment of the no net cost loan relating to the ARS sold by the Borrower.

Terms of advances

No net cost loans will be advanced in the form and according to procedures established by UBS Bank. These procedures may change from time to time. UBS Bank may require Borrowers to provide various documents and other information in connection with the Borrower's request that a no net cost loan be advanced.

All no net cost loans will be advanced by wire transfer, and will be in a minimum amount of US$2,500. If the Borrower is an individual, the first advance under a no net cost loan must be at least US$25,001.

UBS Bank will require that the Borrower arrange for another person or entity to provide additional collateral or assurances of repayment before UBS Bank will advance no net cost loans. By requesting a no net cost loan, the Borrower will be deemed to have arranged for the UBS Entities to provide the required collateral or assurances. In the event that the UBS Entities make payment to UBS Bank in respect of all or part of any loan, the UBS Entities will be entitled to look to the Borrower or the collateral pledged by the Borrower in order to be made whole.

Interest

The following three paragraphs will apply only to no net cost loans and not to loans under any other previous ARS loan program.

No net cost loans will bear interest at variable rates that will equal the lesser of (i) the applicable reference rate plus the spread as specified in the Credit Agreement and (ii) the then-applicable weighted average interest or dividend rate paid to the Borrower by the issuer of the ARS that is pledged to UBS Bank as collateral. UBS Bank will have the ability to adjust the applicable interest rate from time to time to reflect changes in the ARS pledged as collateral, to address the inability to determine interest or dividend rates, or to otherwise give effect to the intent of the Credit Agreement. One of the intents of the Credit Agreement is to cause the interest rate payable by the Borrower under the Credit Agreement to equal the weighted average interest or dividend rate payable to the Borrower by the issuer or issuers of any ARS pledged as collateral. Interest rates on no net cost loans will not attempt to compensate for tax or other costs that a Borrower may incur. Upon cancellation of the no net cost loan, Borrowers will be reimbursed for any amount paid in interest on these loans that exceeded the income received on the holder's ARS during the period of the previous loans, or the negative cost of carry.

If and to the extent that any or all of the ARS pledged as collateral consists of taxable student loan ARS, then when calculating the weighted average interest rate referred to above, the interest rate paid to the Borrower with respect to the taxable student loan ARS will be deemed to be equal to (i) for the period from October 7, 2008 (the effective date of the registration statement of which this prospectus is a part) through January 21, 2009, the applicable coupon rate(s) of the pledged taxable student loan ARS and (ii) from January 22, 2009 and thereafter, the then-applicable Taxable Student Loan ARC Maximum Auction Rate (which is defined in the next paragraph), for, and to the extent of, such taxable student loan ARS.

Description of no net cost loans

Taxable Student Loan ARC Maximum Auction Rate means the applicable reset rate, maximum auction rate or similar rate as specified in the prospectus or other documentation governing the pledged taxable student loan ARS as representing the failed auction rate or similar rate, expressed as an annual rate and as calculated in UBS Bank's sole discretion.

The following will apply to all Borrowers of loans under our ARS loan programs should any reimbursement be required.

Borrowers who hold the applicable series of ARS Rights set forth below (or Borrowers who would have held such series of ARS Rights had they accepted the offer of the ARS Rights) will be reimbursed for any amount paid in interest on these loans that exceeded the applicable income received on the holder's ARS during the period of the previous loans, or the negative cost of carry, according to the following schedule:

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Series A-1 and A-2: November 22, 2008.

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Series B-1 and B-2: January 22, 2009.

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Series C-1 and C-2: January 22, 2009 and July 22, 2010.

Payments

No net cost loans may be repaid by the Borrower at any time without penalty. Borrowers who accept the offer of the ARS Rights made by this prospectus must repay all 100% loan-to-par value loans extended under our previous ARS loan programs and all no net cost loans upon commencement of the respective exercise period.

Borrowers who do not accept the offer of the ARS Rights made by this prospectus must repay all 100% loan-to-par value loans under our previous ARS loan programs in a timely manner, and no additional advances or loans will be made to such Borrowers under their loan facility. UBS Bank reserves all of its rights and remedies under the applicable loan documents, including loan documents under any of our previous ARS loan programs, with respect to Borrowers who do not accept the offer. None of UBS Bank or the UBS Entities will have any obligation to make any further loans to a Borrower or to arrange for alternative financing if a Borrower does not accept the offer and repayment of the Borrower's loan is thus required.

Interest that has accrued on outstanding no net cost loans will be due and payable on the 22nd day of each month other than December, on the 31st day of December and on any day when all or part of the principal amount of the no net cost loans is paid or becomes due. However, the Borrower will have to remit interest payments to UBS Bank only in circumstances when, and only to the extent that, amounts generated by (i) the interest, dividends and other income generated by the ARS pledged as collateral; (ii) any proceeds of the liquidation or sale of ARS pledged as collateral; and (iii) deposits (other than deposits of securities) made to the account holding all of the collateral, are not sufficient to cover the interest due and UBS Bank has elected not to treat the deficit as an additional borrowing under the no net cost loan. Furthermore, if such a situation were to occur, the UBS Entities may, in their sole discretion, satisfy any amount of accrued and unpaid interest that is otherwise owed by the Borrower to UBS Bank under the Credit Agreement. All amounts generated by (i), (ii) and (iii) above are automatically paid to UBS Bank and applied to pay amounts owing under the Credit Agreement, including principal and interest.

Description of no net cost loans

Collateral; grant of security interest

Borrowers will be required to grant to UBS Bank a first priority security interest in (i) a collateral account, which will be maintained at one of the UBS Entities and will hold the ARS, proceeds of the ARS and cash, and which will be required to have a minimum aggregate value determined by UBS Bank; (ii) all other accounts maintained with UBS Bank or its affiliates; (iii) certain derivatives contracts entered into with UBS Financial Services Inc. or its affiliates; and (iv) supporting obligations, other rights and proceeds of all of the foregoing.

Remedies

Following the occurrence of certain events, which include, among others, a breach of the Credit Agreement by the Borrower, the death of a Borrower who is an individual, and certain bankruptcy or insolvency events, all amounts owed by the Borrower in connection with the Credit Agreement will automatically become due and payable and UBS Bank will be able to liquidate to the extent permitted by applicable law any of the collateral to make itself whole. After an event occurs that causes the acceleration of the no net cost loans, all no net cost loans and other amounts owed in connection with the Credit Agreement that remain unpaid will accrue interest at a rate that is 2% per annum higher than the otherwise applicable rate and UBS Bank will not reimburse Borrowers for any related increase in the amount of interest due to UBS Bank.

Representations, warranties and covenants

Each Borrower will make certain customary representations and warranties to UBS Bank regarding, among other things, the Borrower's ownership of the collateral, authority to enter into the Credit Agreement, performance under other contracts and payment of taxes.

Each Borrower will covenant that, if at any time (i) there are amounts owing in connection with the Credit Agreement and (ii) the ARS can be sold or otherwise conveyed by the Borrower to any party for gross proceeds that are at least equal to the par value of the ARS, then the Borrower will sell or convey the ARS to the extent necessary to pay in full the amounts owing under the Credit Agreement and will use the proceeds of the sale to pay those amounts. To the extent permitted by law, each Borrower will give an irrevocable instruction, direction and standing sell order to the UBS Entities to effect the sale or conveyance of the ARS at any time during the term of the Credit Agreement.

Miscellaneous

The Credit Agreement will be governed by Utah law, except that the provisions of the Credit Agreement relating to the collateral account and UBS Bank's security interests will be governed by New York law. Parties to the Credit Agreement will agree that any lawsuits or other actions arising under the Credit Agreement will be brought exclusively in the third judicial district court for the State of Utah or in the United States District Court for the State of Utah, that they submit to the personal jurisdiction of those courts, and that they waive their rights to a jury trial regarding any claim arising out of the Credit Agreement.

United States federal income tax considerations

General

The following is a general discussion of certain federal income tax consequences of the offer of ARS Rights, Series A-1, A-2, B-1, B-2, C-1 and C-2 and the transactions contemplated by the offer of those series of ARS Rights. It applies to you only if you are a US taxpayer who accepts the offer and who purchased eligible ARS at a price equal to the liquidation preference of the ARS. This discussion is a summary for general information purposes only and does not consider all aspects of federal income taxation which may be relevant to you in light of your individual circumstances.

The Internal Revenue Service, or IRS, recently issued Revenue Procedure 2008-58, which provides guidance addressing the federal income tax treatment of taxpayers who accept settlement offers such as the offer described in this prospectus. Under Revenue Procedure 2008-58 (as corrected on September 29, 2008), the IRS will not challenge the positions that (i) you continue to be treated as owning your eligible ARS for federal income tax purposes after accepting the offer, (ii) you are not required to recognize income for federal income tax purposes, nor are you required to reduce your tax basis in your eligible ARS, as a result of accepting the offer, and (iii) the full amount of the cash proceeds you receive upon the sale of eligible ARS to the UBS Entities, as agents for UBS AG, pursuant to the exercise of your ARS Rights will be treated as sales proceeds for federal income tax purposes. You are entitled to rely on this guidance whether or not you participate in the no net cost loan program. The UBS Entities generally intend to report the transactions contemplated by the offer, and the discussion below assumes that you will treat such transactions, consistently with the IRS's position stated in Revenue Procedure 2008-58 and described above.

Sale of eligible ARS pursuant to the ARS Rights or otherwise

You will not recognize income, gain or loss for federal income tax purposes upon the sale of eligible ARS (whether pursuant to the ARS Rights or otherwise) unless the amount you receive includes an amount attributable to accrued but unpaid interest or dividends on the eligible ARS sold. If the amount received includes an amount attributable to accrued but unpaid dividends, the portion of the amount received attributable to such accrued but unpaid dividends will be treated as additional sales proceeds for federal income tax purposes. To the extent the amount received including such additional sales proceeds exceeds your adjusted tax basis in the eligible ARS, you will recognize gain. Such gain generally would be treated as capital gain and as long-term capital gain if you held the eligible ARS for more than one year at the time you accept the offer. Otherwise, the gain will generally be short-term capital gain taxed at ordinary income tax rates. If the amount you receive includes an amount attributable to accrued but unpaid interest, such latter amount will be taxed as ordinary interest income or tax-exempt interest income depending upon the taxable or tax-exempt nature of the ARS.

If the UBS Entities, as agents for UBS AG, exercise discretion to sell eligible ARS on your behalf, and the sales price obtained in such a sale is less than par, the UBS Entities are required to pay you the difference between par and the price obtained in such a sale. Any such amount received by you from the UBS Entities should be treated in the same manner as an amount received upon the sale of eligible ARS as described above.

Eligible Holders who borrow against the value of their ARS

If you borrow against the value of your eligible ARS your ability to deduct interest with respect to such a borrowing will likely be subject to limitations on deductibility generally applicable to loans of

United States federal income tax considerations

this type, including the nondeductibility of interest expense incurred to purchase or carry eligible ARS that pay tax-exempt interest or exempt-interest dividends.

Consequences to participating Eligible Holders who have sold eligible ARS prior to accepting the offer

If you elect to participate in the offer and you have previously sold eligible ARS for an amount less than par, the UBS Entities are required to make a payment to you in an amount equal to par less the amount received by you in such sale. Any amount you receive from the UBS Entities pursuant to this requirement of the offer during the same taxable year in which you sold eligible ARS for less than par should be treated on the date it is received or accrued (depending on your method of accounting for federal income tax purposes) in the same manner as an additional amount received pursuant to a sale of the eligible ARS (as described under "Sale of eligible ARS pursuant to the ARS Rights or otherwise" above). If you sold eligible ARS for less than par in a preceding taxable year and you claimed a capital loss with respect to such sale, the amount received from the UBS Entities should be included in income as capital gain.

Consequences to participating Eligible Holders who have borrowed against their eligible ARS prior to accepting the offer

If you elect to participate in the offer and you have previously borrowed against eligible ARS in your account and the cost of the borrowing exceeded the income generated by your eligible ARS posted as collateral, the UBS Entities are required to pay you an amount equal to such difference. Any such amount paid by the UBS Entities should be treated as a reimbursement of prior interest paid with respect to such loans for federal income tax purposes. As a result, if you receive or accrue the reimbursement in the same taxable year in which you incurred such a net cost, you should be treated as if you had not paid the amount of interest so reimbursed, for purposes of determining your deductions for taxable income purposes and the amount of the reimbursement should not be included in income. However, if the net cost was incurred and deducted in a preceding taxable year, the amount of the reimbursement should be included in income as ordinary income.

You are urged to consult with your own tax adviser regarding the federal income tax consequences to you of accepting the offer in your particular circumstance.

 ERISA considerations

The following is a summary of certain considerations that may be relevant to Eligible Holders that are subject to Title I of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 4975 of the Internal Revenue Code (the Code). This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the conclusions set forth in this discussion.

FIDUCIARY DUTIES

If you are a fiduciary of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (together, Benefit Plan Investors), you should review the fiduciary standards of ERISA and the Benefit Plan Investor's particular circumstances before choosing to accept the offer described in this prospectus on behalf of such Benefit Plan Investor or choosing to exercise such Benefit Plan Investor's right to sell its eligible ARS to the UBS Entities. You should consider whether the Benefit Plan Investor's acceptance of an offer or sale of its eligible ARS would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the underlying plan or plans and the other agreements which apply to investments by such Benefit Plan Investor.

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan or Benefit Plan Investor or the owner of an individual retirement account, or IRA, or participant in a Keogh plan and you have delegated the power to make investment decisions with respect to the ARS held in your account to one of the UBS Entities or another of our affiliates (a UBS Investment Manager), the UBS Investment Manager will not be permitted to make the decision to accept this offer on behalf of such Benefit Plan Investor. If you wish to accept the offer of the ARS Rights, you must do so directly as described above in "The offer—Eligible Holder's acceptance of the offer."

PROHIBITED TRANSACTIONS

A fiduciary of a Benefit Plan Investor subject to Title I of ERISA, as well as a person making investment decisions on behalf of an IRA or a Keogh plan for one or more self-employed persons, should also consider whether the acceptance of the offer of the ARS Rights or the exercise of the ARS Rights by the Benefit Plan Investor or by the UBS Entities could result in a "prohibited transaction." ERISA and the Code prohibit Benefit Plan Investors from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Code with respect to the Benefit Plan Investor. A violation of these rules may result in a substantial excise tax under the Code and other liabilities under ERISA. There are a variety of class, statutory and individual exemptions from the prohibited transaction rules available, but even if the conditions of an exemption are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or fiduciary standards of ERISA, but may be subject to similar rules and should consult their own advisors to determine if acceptance of the offer or the exercise of the ARS by either the plan or by the UBS Entities would result in a violation of such rules.

UBS AG, the UBS Entities and other of our affiliates may each be considered a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the

ERISA considerations

Code with respect to a Benefit Plan Investor (for example, because they provide investment management, brokerage or other financial services to the Benefit Plan Investor). If UBS AG, the UBS Entities or any of our affiliates is a party in interest or disqualified person with respect to a Benefit Plan Investor, that Benefit Plan Investor's acceptance of the offer of the ARS Rights, the sale of its ARS to the UBS Entities or a loan from UBS Bank to that Benefit Plan Investor could constitute a prohibited transaction under ERISA or the Code, unless such acceptance, sale or loan occurs pursuant to and in accordance with an applicable class, statutory or individual exemption. Any Benefit Plan Investor proposing to accept this offer or exercise its right to sell its eligible ARS to UBS AG or borrow from UBS Bank pursuant to an ARS Right should consult with its own counsel regarding the applicability of the prohibited transaction rules and any applicable exemptions thereto.

If the UBS Entities exercise the right to sell or otherwise dispose of and/or enter orders in the auction process with respect to eligible ARS on behalf of a Benefit Plan Investor, such actions could constitute a prohibited transaction under ERISA or the Code, but such actions may be permitted under a class, statutory or individual exemption.

By validly accepting this offer, Benefit Plan Investors will be granting the UBS Entities the discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS on their behalf. For certain Benefit Plan Investors that retain UBS AG, the UBS Entities and their affiliates as investment managers with the discretion to make decisions for their accounts, including the decision to exercise the Benefit Plan Investors' rights to sell its eligible ARS to UBS AG pursuant to the ARS Rights or to apply for a loan from UBS Bank, the acceptance of this offer will also grant the UBS Entities or their affiliates the authority to sell the Benefit Plan Investors' ARS to UBS AG pursuant to the terms of the ARS Rights or to enter into a loan from UBS Bank. If the UBS Entities exercise their discretion under the ARS Rights in any of these ways, the sale or disposal of the Benefit Plan Investors' eligible ARS and/or the loan between the Benefit Plan Investors and UBS Bank could be treated as a prohibited transaction under ERISA or Section 4975 of the Code.

UBS has applied to the US Department of Labor for individual exemptions from the prohibited transaction provisions of ERISA and the Code for these transactions, and believes it is likely that these exemptions will be granted and given retroactive effect. Until these exemptions are granted and given retroactive effect, the UBS Entities do not intend to exercise their discretion to enter into any of these transactions on behalf of any Benefit Plan Investors. There are also existing class and statutory exemptions which may provide adequate relief for certain of these potential prohibited transactions. However, if the UBS Entities enter into any of these transactions before the proposed individual prohibited transaction exemptions have been granted and no other class or statutory exemption is available, the transactions could be treated as prohibited transactions. There can be no assurance if, or when, the US Department of Labor will grant the requested exemptions or that, if granted, they will be given retroactive effect. Benefit Plan Investors who hold tax-exempt auction preferred stock may want to exercise their right to sell those eligible ARS to UBS pursuant to their ARS Rights when their offer period commences, as UBS AG does not intend to exercise its discretion to sell or otherwise dispose of these securities until these exemptions are granted.

The above is a summary of the material considerations applicable to Eligible Holders that are employee benefit plans, IRAs, and other entities that are subject to Title I of ERISA or Section 4975 of the Code. It is not intended to be a complete discussion, nor is it to be construed as legal advice or a legal opinion, and such Eligible Holders should consult their own counsel on these matters.

 Plan of distribution

The opportunity to elect to participate in the offer, and thus to receive the ARS Rights, will commence on October 7, 2008 and end on November 14, 2008 (unless extended by UBS AG). This prospectus, along with related materials, will be distributed to Eligible Holders of the existing ARS that are subject to the offer. The ARS Rights will evidence the obligation of the UBS Entities to purchase ARS at par from the Eligible Holders who validly accept the offer. If an Eligible Holder wishes to exercise its right to receive ARS Rights, that holder should accept the offer by completing the accompanying acceptance form and transmitting it to the UBS Entities. See "The offer—Background and reasons for the offer—The Settlement—Eligible Holder's acceptance of the offer" and "—Institutional investors."

The ARS Rights are not transferable, tradeable, or marginable, and will not be listed on any securities exchange or any electronic communications network. In exchange for the ARS Rights, Eligible Holders who validly accept the offer will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the eligible ARS on behalf of these Eligible Holders, so long as the UBS Entities return par to these holders in the event of a sale or other disposition. The purpose of this discretion is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning par to Eligible Holders. The UBS Entities will exercise discretion to acquire tax-exempt auction preferred stock on or about than October 31, 2008 or, if later, within a short period of time after the effectiveness of the holders' elections to accept the offer.

We will not offer the ARS Rights for sale to or through underwriters, dealers or agents. We are not paying any commissions, fees, or discounts in connection with this offer of ARS Rights.

Validity of the securities

The validity of these securities will be passed upon for UBS AG by Covington & Burling LLP as to matters of New York law and Homburger AG as to matters of Swiss law.

Experts

The consolidated financial statements of UBS AG appearing in UBS AG's Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of UBS AG's internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein and in the amendments to that report on Form 20-F/A, and incorporated herein by reference. Such consolidated financial statements as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Auction Rate Securities Rights Series G, expiring January 30, 2009

UBS AG is offering Auction Rate Securities Rights, Series G to clients of UBS Securities LLC and UBS Financial Services Inc. who choose to accept the offer described in this prospectus. The Auction Rate Securities Rights, Series G will entitle the holder to sell certain existing auction rate securities held by the holder to UBS AG for a price equal to par value plus accrued but unpaid dividends.

The Auction Rate Securities Rights, Series G are not transferable and will not be listed or displayed on any securities exchange or any electronic communications network.

Before choosing to accept this offer, you should carefully read the discussion of important risks of accepting the Auction Rate Securities Rights under the heading "Risk factors" beginning on page 8 of this prospectus, as well as the information under the heading "Questions and answers about the offer" beginning on page 10 of this prospectus.

This offer is being made pursuant to the settlement described in this prospectus. You should carefully read the summary of the material terms of the settlement under the heading "The offer" beginning on page 20 of this prospectus. The acceptance period for the offer will expire at 5:00 pm (New York City time) on November 14, 2008, unless extended by UBS AG.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to public		Underwriting discount		Proceeds to UBS AG

Auction Rate Securities Rights, Series G		(1)		(2)		(1)

Total	US$	0	US$	0	US$	0

(1)
We will not receive cash proceeds from this offer.

(2)
We will not offer the Auction Rate Securities Rights, Series G for sale to or through underwriters, dealers or agents.

We will not offer the Auction Rate Securities Rights, Series G for sale to or through underwriters, dealers or agents. Delivery of the Auction Rate Securities Rights, Series G will be made in book-entry form only through an affiliate of UBS AG promptly after you accept the offer.

The date of this prospectus is October 7, 2008.

G

TABLE OF CONTENTS

Cautionary note regarding forward-looking statements	1
Incorporation of certain information by reference	1
Where you can find more information	3
Presentation of financial information	4
Limitations on enforcement of US laws against UBS AG, its management and others	4
Summary	5
Risk factors	8
Questions and answers about the offer	10
UBS AG	15
Recent developments	17
Capitalization of UBS AG	19
The offer	20
The concurrent offer	27
Funding of the offer	27
Use of proceeds	27
Description of securities	28
United States federal income tax considerations	29
ERISA considerations	30
Plan of distribution	32
Validity of the securities	32
Experts	32

 Cautionary note regarding forward-looking statements

This prospectus contains, or incorporates by reference, statements that constitute "forward-looking statements," including but not limited to statements relating to the risks arising from the current market crisis, other risks specific to our business, strategic initiatives, future business development and economic performance. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, (1) the extent and nature of future developments in the auction rate securities market and short-term capital markets generally; (2) the extent and nature of future developments in the US mortgage market and in other market segments that have been affected by the current market crisis and developments affecting the availability of funding to us and other financial institutions; (3) other market and macroeconomic developments, including movements in local and international securities markets, credit spreads, currency exchange rates and interest rates; (4) changes in internal risk control and limitations in the effectiveness of our internal processes for risk management, risk control, measurement and modeling, and of financial models generally; (5) the degree to which we are successful in implementing our remediation plans and strategic and organizational changes, and whether those plans and changes will have the effects anticipated; (6) developments relating to UBS AG's access to capital and funding, including any changes in our credit spreads and ratings; (7) changes in the financial position or creditworthiness of our customers, obligors and counterparties, and developments in the markets in which they operate; (8) management changes and changes to the structure of our Business Groups; (9) the occurrence of operational failures, such as fraud, unauthorized trading or systems failures; (10) legislative, governmental and regulatory developments, including the possible imposition of more stringent capital requirements and of direct or indirect regulatory constraints on our business activities; (11) the possible consequences of ongoing governmental investigations of certain of our past business activities; (12) competitive pressures; (13) technological developments and (14) the impact of all such future developments on positions held by UBS AG, on our short-term and longer-term earnings, on the cost and availability of funding and on our Bank for International Settlements (BIS) capital ratios.

In addition, these results could depend on other factors that we have previously indicated could adversely affect our business and financial performance which are contained in other parts of this document and in our past and future filings and reports, including those filed with the SEC. More detailed information about those factors is set forth elsewhere, or incorporated by reference, in this prospectus and in documents furnished by UBS AG and other filings made by UBS AG with the SEC. UBS AG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Incorporation of certain information by reference

The SEC's rules allow us to incorporate information into this prospectus by reference. This means that:

–>
The incorporated documents are considered part of this prospectus;

–>
We can disclose important information to you by referring you to certain information or documents that do not appear in this prospectus but which are considered part of this prospectus; and

–>
Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

1

We incorporate by reference into this prospectus:

–>
UBS AG's Annual Report on Form 20-F for the year ended December 31, 2007, which UBS AG filed with the SEC on March 18, 2008, and the amendments to that report on Form 20-F/A, which UBS AG filed with the SEC on March 20, 2008 and April 14, 2008;

–>
UBS AG's submissions on Form 6-K, which UBS AG furnished to the SEC on April 1, 2008; April 8, 2008; April 16, 2008; April 25, 2008 (two Forms 6-K); May 6, 2008 (only the Form 6-K on such date that states that it is to be incorporated by reference in certain registration statements, prospectuses, offering circulars and similar documents of UBS AG); May 22, 2008; May 23, 2008 (two Forms 6-K); June 13, 2008 (two Forms 6-K); July 1, 2008; July 2, 2008; July 4, 2008; July 17, 2008 (only the Form 6-K on such date that states that it is to be incorporated by reference in certain registration statements, prospectuses, offering circulars and similar documents of UBS AG); August 8, 2008 and August 12, 2008 (two Forms 6-K).

All subsequent reports (and amendments thereto or to the Form 20-F incorporated by reference above) on Form 20-F that UBS AG files under the Securities Exchange Act after October 1, 2008 and prior to the termination of this offer will also be deemed to be incorporated by reference into this prospectus. We will also incorporate any other Form 6-K that we furnish to the SEC after October 1, 2008 and prior to the termination of this offer if the Form 6-K specifically states that it is incorporated by reference into this prospectus or into registration statements that UBS AG files with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

UBS AG
Investor Relations
677 Washington Boulevard
Stamford, Connecticut 06901
1-800-253-1974
Holders outside the US may call us collect at:
+1-201-352-0105

UBS AG
Investor Relations G41B
PO Box
CH-8098 Zurich
Switzerland
Phone: +41-44-234 41 00
Fax: +41-41-234 34 15
E-mail: SH-investorrelations@ubs.com
Internet: http://www.ubs.com/investor-relations

The information on our internet site is not a part of this prospectus.

2

 Where you can find more information

UBS AG files periodic reports and other information with the SEC. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of UBS AG, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, DC, as well as through the SEC's internet site noted above.

The address and telephone number of UBS AG's two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8098 Zurich, Switzerland, telephone +41-44-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

3

 Presentation of financial information

UBS AG financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars, or "US$," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. On September 30, 2008 the noon buying rate was US$0.8937 per CHF1.00.

Year ended December 31,	High	Low	Average rate(1)	At period end

	(US$ per CHF1.00)
2003	0.8189	0.7048	0.7493	0.8069
2004	0.8843	0.7601	0.8059	0.8712
2005	0.8721	0.7544	0.8039	0.7606
2006	0.8396	0.7575	0.8034	0.8200
2007	0.9087	0.7978	0.8381	0.8827

Month	High	Low

January 2008	0.9221	0.8948
February 2008	0.9583	0.9030
March 2008	1.0142	0.9587
April 2008	1.0025	0.9595
May 2008	0.9770	0.9449
June 2008	0.9802	0.9537
July 2008	0.9912	0.9534
August 2008	0.9542	0.9075
September 2008	0.9248	0.8776

(1)
The average of the noon buying rates on the last business day of each full month during the relevant period.

Limitations on enforcement of US laws against UBS AG, its management and others

UBS AG is a Swiss bank. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the US, and all or a substantial portion of our assets and the assets of those persons are located outside the US. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a US court. We have been advised by counsel that there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of US courts, of liabilities based solely on the federal securities laws of the US.

4

 Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into this prospectus before making an investment decision. You should pay special attention to the "Risk factors" section of this prospectus to determine whether to accept our offer of Auction Rate Securities Rights.

Offer	We are offering to eligible holders who choose to accept the offer described below Auction Rate Securities Rights, Series G, which we refer to as the "ARS Rights." The ARS Rights will entitle the holder thereof to sell through UBS Securities LLC and UBS Financial Services Inc., which we refer to collectively as the "UBS Entities," as agents for UBS AG, eligible auction rate securities, or "ARS," owned by the holder for a price equal to the liquidation preference of the ARS plus accrued but unpaid dividends or interest, if any, which price we refer to as "par."
Issuer
UBS AG. UBS AG will delegate to the UBS Entities portions of UBS AG's performance obligations with respect to the ARS Rights. The UBS Entities are wholly-owned subsidiaries of UBS AG. UBS AG will retain ultimate responsibility with respect to the satisfaction of the performing obligations under the ARS Rights.
Consideration for the ARS Rights
Eligible holders who validly accept the offer will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the holders' eligible ARS on the holders' behalf until the expiration date of the related ARS Right, without prior notification, so long as the holders receive a payment of par upon any sale or disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning the par value of such ARS to eligible holders.

The UBS Entities will exercise the right to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short period of time or after the effectiveness of holders' elections to accept the offer.
Who is an Eligible Holder
Holders who, on July 15, 2008, held tax-exempt auction preferred stock (1) in a UBS account or (2) in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where the UBS Entities had bidding rights for the auction preferred stock, but, in the case of clause (1) or (2) above, not those who held securities in these accounts on February 13, 2008.

5

Summary

Holders satisfying these requirements that are banks holding eligible ARS for their own investment purposes are also eligible holders, but (i) banks holding eligible ARS on behalf of or for resale to their own clients and (ii) broker-dealers are not eligible holders.

If a holder transferred eligible ARS out of a UBS account, or to a different UBS account other than a loan pledge account, the holder must transfer the ARS back to the holder's original UBS account in order to accept the offer and become eligible.
We refer to the eligible holders described above as "Eligible Holders."
What are eligible ARS
Eligible ARS are tax-exempt auction preferred stock that have generally failed at auction since February 13, 2008 and for which there have been one or more auction failures between August 8, 2008 and October 7, 2008.
Background
On July 15, 2008, UBS AG issued a press release announcing that it would purchase from Eligible Holders tax-exempt auction preferred stock held in accounts at the UBS Entities as of that date, and that the purchase would be financed by the issuance of remarketed preferred securities to be created by newly-created trusts. In accordance with the press release, UBS AG is offering ARS Rights, Series G to Eligible Holders who held tax-exempt auction preferred stock in accounts at the UBS Entities on July 15, 2008, but not on February 13, 2008.
Duration of acceptance period	Holders' elections to participate in the offer will be accepted by UBS AG from October 7, 2008 to 5:00 pm, New York City time, on November 14, 2008 (unless extended by UBS AG).
Method of Acceptance
All Eligible Holders will receive an acceptance form and a copy of this prospectus for each account holding eligible ARS. Each Eligible Holder must use the acceptance form received by the Holder with this prospectus, as that form was prepared specifically for that Eligible Holder. To accept all offers, the Eligible Holder must return all acceptance forms received before the expiration of the acceptance period.
If your eligible ARS are anywhere other than in the same UBS account as they were held on July 15, 2008, you may have to transfer them back to accept.
If you have a delivery vs. payment relationship with a UBS Entity you will have to transfer your eligible ARS to that UBS Entity to accept.

6

Summary

Terms of ARS Rights	The ARS Rights permit the holder to require UBS AG to purchase the holder's eligible ARS at par during the exercise period commencing on October 31, 2008 and ending on January 30, 2009.
Denominations	ARS Rights, Series G will be issued in respect of auction preferred stock and will be denominated in whole shares.
Transferability	ARS Rights are not transferable, tradeable or marginable.
Listing	ARS Rights will not be listed or quoted on any securities exchange or any electronic communications network.
Use of proceeds	UBS AG will not receive cash proceeds for the issuance of the ARS Rights.
Form and delivery
ARS Rights will be issued in the form of one or more fully-registered global securities that will be deposited with the UBS Entities and registered in that entity's respective names on behalf of their respective holders that are the beneficial owners of the ARS Rights. This means that you will not receive your ARS Rights in physical form, such as a certificate, although your ownership of the ARS Rights will be reflected on your account statements.
Delivery of ARS Rights will take place as promptly as is practicable following the effectiveness of the elections by Eligible Holders to accept the offer.

7

 Risk factors

In deciding whether to participate in the offer, each holder should consider carefully, in addition to the other information contained or incorporated by reference in this prospectus, the following risks.

IF YOU ACCEPT THE OFFER THE UBS ENTITIES WILL HAVE THE RIGHT TO CONTROL YOUR ELIGIBLE ARS FROM THE TIME YOUR ACCEPTANCE BECOMES EFFECTIVE

By validly accepting the offer, Eligible Holders will be entitled to sell eligible ARS to UBS AG through the UBS Entities as its agents. In exchange, Eligible Holders will grant the UBS Entities, acting on behalf of UBS AG, the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS on their behalf without notification so long as the Eligible Holder receives a payment at par upon any sale or disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning the par value of such ARS to Eligible Holders. The UBS Entities will exercise this right to acquire from Eligible Holders eligible ARS on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer. The UBS Entities may exercise this discretion as to any other eligible ARS as soon as a holder chooses to accept the offer without prior notification. Holders will be entitled to receive par for their ARS, regardless of the amount actually received by the UBS Entities in the sale or disposition. The UBS Entities will have the discretion to cause holders who validly accept the offer to sell their ARS before they elect to do so themselves.

ELIGIBLE HOLDERS MAY NOT BE ABLE TO REINVEST CASH PROCEEDS FROM THE SALE OF ELIGIBLE ARS THROUGH THE UBS ENTITIES AT THE SAME DIVIDEND YIELD CURRENTLY BEING PAID WITH RESPECT TO THEIR ELIGIBLE ARS

If an Eligible Holder validly accepts the offer, the Eligible Holder may sell eligible ARS at par through the UBS Entities, as agents for UBS AG, during the applicable ARS Rights exercise period, or the UBS Entities, acting on behalf of UBS AG, may choose to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the holder's eligible ARS after the Eligible Holder validly accepts the offer. The UBS Entities will exercise the right to acquire from Eligible Holders eligible tax-exempt auction preferred stock on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer. After a sale of eligible ARS through the UBS Entities, the holder will cease to receive dividends on the ARS so sold. A holder may not be able to reinvest the cash proceeds of any sale of eligible ARS through the UBS Entities at the same dividend yield currently being paid to the holder with respect to the holder's eligible ARS. A holder's reinvestment of the cash proceeds from a sale of eligible ARS through the UBS Entities in an investment bearing a lower dividend yield than the holder's ARS could have a material adverse effect on the holder.

DURING THE COURSE OF THE EXERCISE PERIOD FOR THE ARS RIGHTS, UBS AG MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO SATISFY ITS OBLIGATIONS UNDER THE ARS RIGHTS

The US and worldwide financial markets have recently experienced unprecedented volatility, particularly in the financial services sector. While UBS AG believes it has the financial resources necessary to perform its obligations under the ARS Rights, no assurance can be given that UBS AG will be able to maintain the financial resources during the course of the applicable exercise period necessary to satisfy its obligations with respect to the ARS Rights in a timely manner or at all. The obligations of UBS AG under the ARS Rights are not secured by the assets of UBS AG or otherwise

8

Risk factors

and are not guaranteed by any other entity. This offer is not contingent upon obtaining financing. If financing should be needed, there can be no assurance that UBS AG will be able to obtain financing on adequate terms or at all.

If UBS AG is unable to perform its obligations under the offer, Eligible Holders who accept the offer will no longer have the certainty as to the liquidity or value for their eligible ARS that they were otherwise anticipating.

THE UBS ENTITIES AND OTHER UNAFFILIATED FINANCIAL INSTITUTIONS MAY CONTINUE TO PARTICIPATE IN AUCTIONS OR FUTURE REMARKETINGS OF ELIGIBLE ARS

After the date of this prospectus, the UBS Entities may seek to participate in auctions or future remarketings of ARS. This ARS could be held by the UBS Entities' clients who have submitted sell orders or had UBS submit sell orders on their behalf, or could be held by the UBS Entities in a proprietary account. In addition, other financial institutions that are unaffiliated with the UBS Entities may also seek to participate in auctions or future remarketings of ARS that they hold or acquire in connection with repurchases of ARS from customers or otherwise. Sales of ARS by the UBS Entities and/or other unaffiliated financial institutions in auctions or future remarketings of ARS that otherwise would not fail could affect the market value, dividend yields or interest rates or other terms of holders' ARS. If the UBS Entities and/or other unaffiliated financial institutions seek to sell large quantities of ARS in a given auction or future remarketing, for example, they may contribute to the failure of that auction or remarketing. A failure of an auction due to orders placed by the UBS Entities and/or unaffiliated financial institutions could adversely affect the liquidity, and potentially the market value, of a holder's ARS.

THE UBS ENTITIES' SECONDARY SALES OF ARS MAY AFFECT VALUE

After the date of this prospectus, the UBS Entities may seek to sell ARS in the secondary market. These ARS may currently be held in inventory by the UBS Entities, or they may be acquired from clients as a part of facilitating restructurings or refinancings of ARS, or otherwise (although UBS AG will not take advantage of restructurings, dispositions or other liquidity solutions for ARS that any UBS Entity holds in inventory from and after the date of this prospectus without making the same solution available as soon as practicable to Eligible Holders who hold the same ARS by CUSIP number in their UBS account). Sales of ARS by the UBS Entities in the secondary market could adversely affect the market value of a holder's ARS.

9

 Questions and answers about the offer

WHAT ARE AUCTION RATE SECURITIES?

ARS include auction preferred stock and auction rate certificates. ARS have interest rates or dividend yields that are periodically reset through auctions, typically every seven, 28 or 35 days. They are often issued with maturities of 30 years, but the maturities can range from five years to perpetuity. ARS are structured as long-term securities. The auction process was designed to permit ARS to pay interest rates comparable to short-term securities. In an auction, the return on the investment to the investor and the cost of financing to the issuer between auction dates is determined by the interest rate or dividend yield set through auctions, subject to maximum rates. ARS historically functioned as relatively reliable vehicles for short-term investment by investors seeking liquidity and higher relative returns. Before widespread auction failures in February 2008, the ARS market had grown to well over US$300 billion.

WHY ARE YOU RECEIVING THIS PROSPECTUS?

If you have received this prospectus and the accompanying cover letter and acceptance form, you may be an Eligible Holder of eligible ARS. You are an Eligible Holder if you held eligible ARS in an account at one of the UBS Entities on July 15, 2008 or you held eligible ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS, but you did not hold these securities in those accounts on February 13, 2008.

WHY ARE WE MAKING THE OFFER?

On July 15, 2008, UBS AG issued a press release announcing that it would purchase from Eligible Holders tax-exempt auction preferred stock held in accounts of the UBS Entities as of that date, and that the purchase would be financed by the issuance of remarketed preferred securities to be created by newly-created trusts. In accordance with the press release, UBS AG is offering ARS Rights to Eligible Holders who held tax-exempt auction preferred stock in accounts at the UBS Entities on July 15, 2008, but not on February 13, 2008.

UBS AG is the registrant with respect to the registration statement of which this prospectus forms a part. However, UBS AG will delegate its performance obligations in respect of the ARS Rights to the UBS Entities as its agents, and will also delegate to the UBS Entities the sole discretion and right to exercise discretion to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS. UBS AG will retain ultimate responsibility with respect to the satisfaction of its performance obligations under the ARS Rights.

WHAT OFFER IS UBS AG MAKING?

Commencing on October 31, 2008, the UBS Entities, as agents for UBS AG, will offer to purchase from Eligible Holders at par eligible ARS. The exercise period for Series G ARS Rights will remain open until January 30, 2009.

WHICH ARS ARE COVERED BY THE OFFER?

Eligible Holders may participate in the offer with respect to tax-exempt auction preferred stock that have generally failed at auction since February 13, 2008 and for which there have been one or more auction failures between August 8, 2008 and October 7, 2008.

10

Questions and answers about the offer

WHICH HOLDERS ARE ELIGIBLE TO PARTICIPATE IN THE OFFER?

Holders of eligible ARS who meet the following criteria are eligible to participate in the offer:

–>
Held eligible ARS in an account at a UBS Entity, or held those ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where UBS had bidding rights for the ARS as of July 15, 2008;

–>
Did not hold eligible ARS in this account as of February 13, 2008;

–>
Have received from the UBS Entities a mailing with the cover letter, this prospectus and the acceptance form.

–>
Have followed the procedures for accepting the offer; and

–>
Either (i) have continued to keep their eligible ARS with one of the UBS Entities in the same account that the ARS were held in on July 15, 2008 (unless such date is extended by UBS AG) or (ii) if eligible ARS were transferred out of accounts with the UBS Entities prior to the commencement of the offer or transferred within UBS to a different account (other than a loan pledge account), have provided valid transfer instructions to return the eligible ARS to the holder's account with the UBS Entity by November 14, 2008; unless such date is extended by UBS AG.

HOW DO ELIGIBLE HOLDERS ACCEPT THE OFFER?

Eligible Holders who want to accept the offer must complete the accompanying acceptance form and transmit the form to the UBS Entities in accordance with the instructions set forth in the form. Each Eligible Holder must use the acceptance form received by the holder with this prospectus as that form was prepared specifically for that Eligible Holder. To accept all offers, the Eligible Holder needs to return every acceptance form that was sent to the Eligible Holder. All Eligible Holders who do not validly accept the offer on or prior to November 14, 2008, or any later date on which the UBS Entities agree to permit Eligible Holders to accept the offer, see "The offer—Terms of the offer" below, will not be entitled to any of the benefits of the offer.

WILL YOU BE CHARGED ANY FEES IF YOU CHOOSE TO ACCEPT THE OFFER?

No. There is no cost to you if you choose to accept the offer and receive ARS Rights. In addition, there is no cost to you to exercise your ARS Rights. Any reinvestment or transfer of proceeds of a sale of ARS effected pursuant to the offer will be subject to standard fees and commissions.

IF YOU RECEIVE MORE THAN ONE MAILING, DO YOU NEED TO COMPLETE EACH ACCEPTANCE FORM?

Yes.

HOW DO YOU DETERMINE THE EFFECTIVE DATE OF YOUR ACCEPTANCE OF THE OFFER?

Your election to accept the offer will generally be effective the next business day following acceptance by the UBS Entities; however, if any of your eligible ARS are held in an account outside of the UBS Entities or in a UBS account, other than a loan pledge account, different than the account in which the ARS were held on July 15, 2008, your election as to those securities will not be effective until you provide UBS with the information necessary to effect the transfer of the eligible ARS back into your account with the UBS Entities where the ARS were held on July 15, 2008. You must provide transfer instructions to ensure that your ARS are returned to the account with the UBS Entities in which they were originally held.

If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at UBS and deliver your eligible ARS free of payment via the Depository Trust & Clearing Corporation.

11

Questions and answers about the offer

A UBS Entity will send you a confirmation notifying you that your election to accept the offer has become effective.

WHAT HAPPENS IF YOU DO NOT COMPLETE AND TRANSMIT AN ACCEPTANCE FORM TO THE UBS ENTITIES?

Holders that do not complete and transmit to the UBS Entities an acceptance form by the deadline will not be entitled to participate in the offer, and will not be entitled to any of the rights available under the offer, with respect to the ARS covered by that acceptance form.

WHEN IS THE FIRST TIME YOU CAN ELECT TO RECEIVE FUNDS FROM THE UBS ENTITIES?

The earliest time you can elect to sell your ARS to the UBS Entities once you have validly accepted the offer is October 31, 2008.

You may exercise the ARS Rights at any time from October 31, 2008 to January 30, 2009. The cash proceeds of the sale will be available in your account at the relevant UBS Entity the next business day after you choose to sell.

In addition, UBS Entities may exercise their discretion to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS on behalf of Eligible Holders who have validly accepted the offer prior to the respective dates on which Eligible Holders may sell their ARS to the UBS Entities by exercising their ARS Rights. The UBS Entities will exercise their right to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of the holders' elections to accept the offer.

WHAT ARE THE ARS RIGHTS?

Each Eligible Holder who validly accepts the offer will receive the ARS Rights. The ARS Rights will allow the holder to sell, at any time from October 31, 2008 to January 30, 2009 eligible ARS to the UBS Entities at par.

For example, a holder of 10 shares of eligible auction preferred stock who accepts this offer will receive 10 Series G ARS Rights.

WHEN DO THE ARS RIGHTS EXPIRE?

The ARS Rights expire at 12:00 pm (New York City time) on January 30, 2009.

Eligible Holders may exercise their ARS Rights at any time during the exercise period by calling their UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus. If an ARS Right is not exercised by the holder on or prior to the expiration date, that ARS Right will expire and will be of no further value to the holder.

WHAT RIGHT TO CONTROL YOUR ELIGIBLE ARS ARE YOU GIVING TO THE UBS ENTITIES IF YOU ACCEPT?

In exchange for the issuance of the ARS Rights, Eligible Holders will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the holders' eligible ARS on the holders' behalf until the expiration date of the related ARS Right, without prior notification, so long as the holder receives a par value payment upon any sale or disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning par to Eligible Holders. The UBS Entities will not exercise this right to take an investment position in ARS. The UBS Entities will exercise this right to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections

12

Questions and answers about the offer

to accept the offer. As described in the press release issued by UBS AG on July 15, 2008, the UBS Entities intend finance these repurchases of tax-exempt auction preferred stock through the issuance of remarketed preferred securities to be issued by a newly-created trust, but the offer is not contingent on financing. The trust will be controlled by UBS AG and will hold the purchased ARS. Eligible Holders will be entitled to receive par, regardless of the amount actually received by the UBS Entities in the sale or disposition. The UBS Entities will be able to exercise this right on the business day following the date on which a holder validly accepts the offer. Therefore, the UBS Entities may exercise this right after an Eligible Holder chooses to accept the offer, but before the holder's exercise period begins, and without prior notice, and thus before the holder may exercise its right to sell ARS to the UBS Entities pursuant to the ARS Rights.

WHEN DO THE UBS ENTITIES INTEND TO EXERCISE THE RIGHT TO DISPOSE OF YOUR ARS?

The UBS Entities will use these discretionary rights to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of holders' elections to accept the offer.

HOW CAN YOU TELL WHICH ARS YOU HOLD?

Included with this prospectus is a cover letter that includes a list of ARS that our records show are eligible ARS held by you. This list does not indicate the quantity of eligible ARS held by you. To find that information, you may consult your most recent account statement from the UBS Entities or contact your UBS Financial Advisor or Branch Manager at the number listed in the cover letter accompanying this prospectus.

HOW DO YOU TRANSFER YOUR ARS TO THE UBS ENTITIES SO THAT YOU MAY VALIDLY ACCEPT THE OFFER?

If you hold eligible ARS and your ARS are held outside of your account at the UBS Entities in which they were held on July 15, 2008, you will need to transfer the ARS back to that account at the UBS Entities prior to November 14, 2008 (unless such date is extended by UBS AG) in order to accept the offer. The way that you must transfer your ARS into the account in which the ARS were held on July 15, 2008 will depend upon where your ARS are held now.

–>
If your ARS are held in an account outside of the UBS Entities, you must complete the relevant information in your offer acceptance form.

–>
If your ARS are held in an account at one of the UBS Entities that is a different account than your ARS was held in on July 15, 2008 other than a loan pledge account, you must contact your UBS Financial Advisor or Branch Manager to request that your ARS be transferred to the UBS account in which your ARS were held in on July 15, 2008.

–>
If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at UBS and deliver your eligible ARS to UBS free of payment via the Depository Trust Company.

HOW CAN YOU TELL THE AMOUNT OF DIVIDENDS YIELDS YOU ARE RECEIVING ON YOUR ARS?

Dividend yields on ARS can change frequently. Your recent account statements from the UBS Entities will show you how much you have been receiving in recent periods. You can also get this information as to current periods by calling your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus or the most recent rate information by visiting www.ubs.com/auctionratesecurities.

13

Questions and answers about the offer

IF YOU CHOOSE TO ACCEPT THE OFFER, WILL YOU STILL BE ABLE TO SELL YOUR ARS TO A PARTY OTHER THAN THE UBS ENTITIES?

An Eligible Holder who has accepted the offer may, at any time, elect to sell or otherwise transfer some or all of its eligible ARS to a party other than the UBS Entities. Upon such sale or other transfer, the holder will be deemed to have declined the offer with respect to the eligible ARS so transferred, and the transferred ARS will cease to be eligible ARS for purposes of the offer and any related ARS Rights held by such Eligible Holder will be cancelled. If the sale or other transfer was at less than par, the UBS Entities shall not be obligated to pay the shortfall in such sale. If the Eligible Holder still has eligible ARS in an account at the UBS Entities after that sale, the remaining ARS remain entitled to all of the benefits of the offer.

IF YOU HOLD YOUR ARS IN A DISCRETIONARY ACCOUNT, WILL YOUR UBS FINANCIAL ADVISOR OR YOUR UBS MONEY MANAGER ACCEPT THE OFFER ON YOUR BEHALF?

No, you must affirmatively choose to participate in the offer by transmitting a completed acceptance form to the UBS Entities in accordance with the Instructions set forth in the form.

ARE THERE ANY TAX CONSEQUENCES IF I CHOOSE TO ACCEPT THE OFFER?

For a summary of certain US federal tax consequences of accepting the offer, see "United States federal income tax considerations."

HOW MAY YOU OBTAIN ADDITIONAL COPIES OF THIS PROSPECTUS, THE LIST OF YOUR ARS OR YOUR ELECTION FORM?

To obtain additional copies of this prospectus, call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus. In order to validly accept the offer, you must use the acceptance form that was sent to you, because that form was specifically prepared for you and contains identification codes particular to you which will be used to administer the offer. Call the numbers noted below if you need to obtain another copy of your acceptance form.

HOW CAN YOU RECEIVE ADDITIONAL INFORMATION REGARDING THE OFFER?

To receive additional information regarding the offer, you may call your UBS Financial Adviser or Branch Manager at the number listed on the cover letter accompanying this prospectus, or you may call the UBS Auction Rate Securities Client Service Center at 1-800-253-1974. Holders outside the United States may call collect at +1-201-352-0105.

14

 UBS AG

Overview

UBS AG is one of the world's leading financial firms, serving a discerning international client base. UBS AG is a leading global wealth manager, a leading investment banking and securities firm with a strong institutional and corporate client franchise, one of the largest global asset managers and the market leader in Swiss commercial and retail banking. On June 30, 2008, UBS AG employed more than 80,000 people. With headquarters in Zurich and Basel, Switzerland, UBS AG operates in over 50 countries and from all major international centers.

At June 30, 2008, UBS had invested assets of CHF2,763 billion, equity attributable to UBS shareholders of CHF 44,283 million and a market capitalization of CHF 62,874 million. UBS AG is one of the best-capitalized financial institutions in the world, with a BIS Tier 1 ratio at June 30, 2008 of 11.6%.(1)

(1)
Tier 1 capital comprises share capital, share premium, retained earnings including current year profit, foreign currency translation and minority interests less accrued dividends, net long positions in own shares and goodwill.

Corporate Information

The legal and commercial name of the company is UBS AG. The company was incorporated under the name SBC AG on February 28, 1978 for an unlimited duration and entered in the Commercial Register of Canton Basle-City on that day. On December 8, 1997, the company changed its name to UBS AG. The company in its present form was created on June 29, 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basle-City. The registration number is CH-270.3.004.646-4.

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Code of Obligations and Swiss Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

The addresses and telephone numbers of UBS AG's two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, telephone +41-44-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

UBS AG shares are listed on the SIX Swiss Exchange and traded through SWX Europe Limited (the name of which is expected to change shortly to SIX Swiss Exchange Europe Limited) which is majority owned by the SIX Swiss Exchange. They are also listed on the New York Stock Exchange and on the Tokyo Stock Exchange.

According to Article 2 of the Articles of Association of UBS AG ("Articles of Association"), the purpose of UBS AG is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, service and trading activities in Switzerland and abroad.

Business Overview

UBS AG comprises three divisions and a Corporate Center, each of which is described below. A full description of their strategies, structure, organization, products, services and markets can be found under Item 4 in the 2007 Form 20-F of UBS AG in the Strategy, Performance and Responsibility report, pages 85-152 (inclusive). For a description of planned changes in the organization and governance of UBS AG and the effect on the divisions and Corporate Center, see UBS AG's Form 6-K filed with the SEC on August 14, 2008 (pertaining to Financial Reporting Second Quarter 2008).

15

UBS AG

Global Wealth Management & Business Banking

With almost 150 years of experience, the global wealth management business provides a comprehensive range of products and services individually tailored for wealthy clients around the world. Our client advisors provide a full range of wealth management services to clients—from asset management to estate planning and from corporate finance advice to art banking. In the United States, the business is one of the leading wealth managers. Business Banking Switzerland is the market leader in Switzerland, providing a complete set of banking and securities services for individual and corporate clients.

The US wealth management business offers products and services to individual clients as well as to certain institutional clients. The growth of the business was enhanced by the acquisitions of the private client networks of McDonald Investments (2007) and Piper Jaffray (2006), as well as by the 2000 acquisition of PaineWebber. US wealth management clients who hold eligible ARS will be eligible to receive ARS Rights if they validly accept the offer.

Global Asset Management

The Global Asset Management business is one of the world's leading investment managers, providing traditional and alternative and real estate investment solutions to private, institutional and corporate clients, and through financial intermediaries. It is one of the largest global institutional asset managers and the largest hedge fund of funds manager in the world. The division is also one of the largest mutual fund managers in Europe and the largest in Switzerland. Global Asset Management has complete independence in investment decision making and operates as a self contained and focused assets management firm.

Investment Bank

Our Investment Bank is one of the world's leading investment banking and securities firms, providing a full range of products and services to corporate and institutional clients, governments, financial intermediaries and alternative asset managers. Our investment bankers, salespeople and research analysts, supported by our risk and logistics teams, deliver advice and execution to clients all over the world. The Investment Bank also works with financial sponsors and hedge funds and indirectly meets the needs of private investors through both UBS's own wealth management business and through other private banks.

UBS AG engages in the investment banking business in the United States primarily through UBS Securities LLC, a registered broker-dealer. Institutional clients who hold eligible ARS through UBS Securities LLC will be eligible to receive ARS Rights if they validly accept the offer.

Corporate Center

The Corporate Center currently includes risk control, financial control, treasury, corporate communications, legal and compliance, human resources, strategy, offshoring and technology functions for the UBS Group.

16

 Recent developments

On April 18, 2008, UBS AG issued a shareholder report detailing key facts relating to its positions and losses in the US sub-prime residential mortgage sector through December 31, 2007. The shareholder report, which provides an overview of a report submitted earlier to the Swiss Federal Banking Commission, has been posted on UBS AG's web page. The shareholder report summarizes: which businesses were affected by the losses; the business models and growth initiatives pursued in those businesses; how the losses developed in the relevant businesses; the implementation of risk management and risk control in those businesses and the key findings related to the causes of the losses. The shareholder report does not address remediation measures. UBS AG has, however, elsewhere outlined remediation measures it is taking and plans to take. These measures are ongoing and, in some cases, only in their initial stages. Implementation of these measures may take some time to complete, or may never be completed. Even if they are completed, there is no guarantee that they will be effective.

UBS AG furnished a report on Form 6-K, dated April 25, 2008, which includes, among other things, a speech given by Peter Kurer, the chairman of UBS AG, at the annual general meeting, which discusses changes in UBS AG's corporate governance and other matters relating to UBS AG's proposed strategy.

On May 6, 2008, UBS AG furnished a report on Form 6-K, which includes the First Quarter 2008 report for UBS AG.

UBS AG furnished a report on Form 6-K on May 22, 2008, which includes a Media Release announcing that the Board of Directors of UBS AG determined the final terms of the public offering of 760,295,181 new ordinary shares, subject to the subscription rights of existing shareholders.

On May 23, 2008, UBS AG furnished a report on Form 6-K consisting of updated information concerning: Recent Developments and Outlook; Risk Factors; Litigation; Updated Information on Certain Exposures; Significant Shareholders; the Biographies of Peter Kurer and David H. Sidwell; Biographies of the New Members of the Group Executive Board; Share and Option Ownership by Key Management Personnel and Other Related Party Transactions; Summary Risk Concentrations; and Regulatory Capital of UBS AG.

Also on May 23, 2008, UBS AG furnished a Form 6-K concerning the public offering of 760,295,181 new ordinary shares in UBS AG.

On June 13, 2008, UBS AG furnished two Forms 6-K consisting of the amended Articles of Association of UBS AG and a Media Release announcing that UBS AG successfully completed its rights offering.

UBS AG furnished a Form 6-K on July 1, 2008 announcing that the Governance and Nominating Committee completed an overhaul of the corporate governance of UBS AG and issued new organization regulations. The main elements of the corporate governance entail a clear separation of the roles and responsibilities between the Board of Directors and Executive Management and a strengthening of the oversight role of the Board through the operation of its Committees. The Media Release announced that four members of the Board of Directors decided to resign their positions and, as a result, that an Extraordinary General Meeting will be held on October 2, 2008 to elect four new members.

On July 2, 2008, UBS AG furnished on Form 6-K the amended Organizational Regulations of UBS AG approved by its Board of Directors on June 26, 2008.

17

Recent developments

On July 4, 2008, UBS AG furnished on Form 6-K a Media Release by which it announced, among other things, that its results for the second quarter ended June 30, 2008 were likely to be at or slightly below break-even.

On July 17, 2008, UBS AG furnished a Form 6-K consisting of a Media Release announcing that UBS AG representative Mark Branson, Chief Financial Officer of Global Wealth Management & Business Banking, testified on July 17, 2008 at a US Senate Subcommittee hearing. The title of the hearing was "Tax Haven Banks and US Tax Compliance."

On August 8, 2008, UBS AG furnished a Form 6-K which contained a Media Release announcing a comprehensive settlement, in principle, for all clients holding auction rate securities at the estimated cost of US$900 million.

UBS AG furnished a Form 6-K, dated August 12, 2008, reporting that the UBS AG Board of Directors nominated Sally Bott, Rainer-Marc Frey, Bruno Gehrig and William G. Parrett for election as independent members of the Board of Directors of UBS AG for a term of office to expire at the 2009 Annual General Meeting, appointed Markus Diethelm as Group General Counsel and John Cryan as Group Chief Financial Officer, and announced changes to UBS AG's strategic direction and a comprehensive program to re-engineer its business.

By a separate Form 6-K dated August 12, 2008, the UBS AG Board of Directors furnished UBS AG's Second Quarter 2008 Financial Statements.

18

 Capitalization of UBS AG

The following table sets forth the consolidated capitalization of UBS AG as of December 31, 2007 in accordance with International Financial Reporting Standards and translated into US dollars. The results in the following table do not reflect subsequent events, including losses incurred during 2008 or the global ordinary shares rights offer of May 2008.

	CHF	US$

	(In millions) (except for number of shares)
As at December 31, 2007
Capitalization	447,390	394,656
Liabilities	2,230,598	1,967,677
thereof debt issued	405,220	357,457
thereof long-term	194,887	171,916
thereof short term	210,333	185,541
thereof subordinated debt	14,129	12,464
thereof guaranteed	0	0
thereof secured	0	0
Contingent liabilities	20,824	18,369
Equity	35,219	31,068
Share capital	207	183
Share premium	12,433	10,968
Net income recognized directly in equity, net of tax	(1,161)	(1,024)
Revaluation reserve from step acquisitions, net of tax	38	34
Retained earnings	34,139	33,115
Equity classified as obligations to purchase own shares	(74)	(65)
Treasury Shares	(10,363)	(9,142)
Equity attributable to UBS AG shareholders	35,219	31,068
Equity attributable to minority interests	6,951	6,132
Total Equity	42,170	37,199
Number of shares of the Company	2,073,547,344
Number of treasury shares directly or indirectly held by the Company	158,105,524

Swiss franc (CHF) amounts have been translated into US dollars (US$) at the rate of CHF1.00 = US$0.88213 (the exchange rate in effect as of December 31, 2007).

19

 The offer

BACKGROUND AND REASONS FOR THE OFFER

Auction Rate Securities

ARS are auction preferred stock and auction rate certificates. ARS have interest rates or dividend yields that are periodically reset through auctions, typically every seven, 28 or 35 days. They are often issued with maturities of 30 years, but the maturities can range from five years to perpetuity. ARS are structured as long-term securities. The auction process was designed to permit ARS to pay interest rates comparable to short-term securities. In an auction, the return on the investment to the investor and the cost of financing to the issuer between auction dates is determined by the interest rate or dividend yield set through the auctions, subject to maximum rates. ARS historically functioned as relatively reliable vehicles for short-term investment by investors seeking liquidity and higher relative returns. Before widespread auction failures in February 2008, the ARS market had grown to well over US$300 billion.

If you have received this prospectus and the accompanying cover letter and acceptance form you may be an Eligible Holder of eligible ARS. You are an Eligible Holder if you held eligible tax-exempt auction preferred stock (1) in a UBS account or (2) in a delivery vs. payment account at another firm that is associated with a UBS account maintained by you and where the UBS Entities had bidding rights as of July 15, 2008, but, in the case of clause (1) or (2) above, did not hold this tax-exempt auction preferred stock in this account as of February 13, 2008. For a list of the eligible ARS that you held, please consult the cover letter that accompanied this prospectus.

The Settlement

ARS auctions experienced distress in the credit crisis, and by the beginning of the second week in February 2008, auction failures were widespread and persistent. Widespread auction failures left many investors holding ARS where there were no successful auctions and no secondary market that would yield prices at or near par, thereby severely limiting liquidity in the market.

On August 8, 2008, the UBS Entities entered into settlements in principle with each of the Division of Enforcement of the SEC, the New York Attorney General, or NYAG, and other state agencies represented by the North American Securities Administrators Association, or NASAA, including the Massachusetts Securities Division, to settle investigations brought by each of these agencies of the UBS Entities relating to their sale and marketing of ARS. The alleged conduct underlying these investigations suggested that the UBS Entities marketed ARS as cash alternatives but failed to adequately disclose liquidity risk. Each of the settlements in principle contains substantially identical terms. The UBS Entities entered into a definitive settlement with the Massachusetts Securities Division. Definitive settlement documents have not yet been entered into with the other regulators. The UBS Entities and the other regulators continue to discuss the terms of these settlements in principle. The offer described herein comports with the terms of the final settlement and each of the settlements in principle in all material respects, and is not conditioned upon entry into definitive settlements with any of the regulators with whom final settlements have yet to be completed.

Pursuant to the settlement in principle with the Division of Enforcement of the SEC, the UBS Entities agreed, without admitting or denying any allegations, to the entry of a permanent injunction under Section 15(c) of the Exchange Act and Rule 15c1-2 thereunder. Pursuant to the settlement in principle with the NYAG, the UBS Entities agreed to pay a fine of $75 million to the State of New York. The UBS Entities also agreed to pay a fine of $75 million to the states represented by NASAA pursuant to the settlement in principle with NASAA.

20

The offer

Eligible Holders and ARS

Holders of eligible ARS who meet the following criteria are eligible to participate in the offer:

–>
Held eligible ARS in an account at a UBS Entity, or held those ARS in a delivery vs. payment account at another firm that is associated with a UBS account maintained by the holder and where a UBS Entity had bidding rights as of July 15, 2008;

–>
Did not hold eligible ARS in this account as of February 13, 2008;

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Have received from the UBS Entities a mailing with the cover letter, this prospectus and the acceptance form.

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Have followed the procedures for accepting the offer; and

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Either (i) have continued to keep their eligible ARS with one of the UBS Entities in the same account that the ARS were held in on July 15, 2008 or (ii) if eligible ARS were transferred out of accounts with the UBS Entities prior to the commencement of the offer or transferred within UBS to a different account, return the eligible ARS to the holder's original account with the UBS Entity by November 14, 2008 (unless such date is extended by UBS AG).

Eligible Holders may participate in the offer with respect to tax-exempt auction preferred stock for which auctions have generally failed at auction since February 13, 2008, and for which there have been one or more auction failures between August 8, 2008 and October 7, 2008. We refer to these securities as eligible ARS.

Eligible Holder's acceptance of the offer

Eligible Holders have until November 14, 2008 (or any later date on which UBS AG agrees to receive acceptances of the offer) to notify the UBS Entities of their election to accept the offer. UBS AG will maintain the effectiveness of the registration statement of which this prospectus forms a part for at least the duration of this acceptance period.

Eligible Holders desiring to accept the offer must complete the accompanying acceptance form and transmit the form to the UBS Entities in accordance with the instructions set forth therein. Each Eligible Holder must use the acceptance form received by the holder with this prospectus as that form was prepared specifically for that Eligible Holder. To accept all offers, the Eligible Holder needs to return every acceptance form that was sent to the Eligible Holder. Eligible Holders who do not validly accept the offer on or prior to November 14, 2008, or any later date on which UBS AG agrees to accept elections to accept the offer, will not be entitled to any of the benefits of the offer with respect to the ARS covered by that acceptance form. The method of delivery of the acceptance form is the Eligible Holder's choice, but UBS AG will not be responsible for lost or late acceptances. There is no cost to Eligible Holders electing to accept the offer.

A holder's election to accept the offer will generally be effective when it is received by the UBS Entities, with the following exceptions:

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If any of the holder's eligible ARS are held in an account outside of the UBS Entities or in a UBS account (other than a loan pledge account) different than the account in which the ARS were held on July 15, 2008, an election as to those securities will not be effective until the holder provides the UBS Entities with the information necessary to effect the transfer of the eligible ARS back into the UBS Entity account in which they were previously held. You must provide transfer instructions to ensure that your ARS are returned to the account with the UBS Entities in which they were originally held.

21

The offer

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If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at UBS and deliver your eligible ARS free of payment via the Depository Trust & Clearing Corporation.

A UBS Entity will send you a confirmation notifying you that your acceptance has become effective.

Eligible Holders who are advised by the UBS Entities

Although acting as agents for UBS AG, the UBS Entities will be acting as principals when purchasing the ARS for their own accounts, or effecting sales to third parties to facilitate restructuring, dispositions or other solutions that will result in par being paid to Eligible Holders. The UBS Entities will not charge a commission for transactions under the offer. In addition, the UBS Entities do not expect to make a profit on later resale of the eligible ARS purchased under the offer because the eligible ARS are generally bought and sold at prices not greater than par. However, the UBS Entities do expect to receive interest or dividends on the eligible ARS after purchasing them, and the amount of this interest or dividends in the future may be greater than it is today (due to the floating nature of dividend or interest provisions on certain ARS) or greater than on comparable securities. Furthermore, the UBS Entities may earn fees in the future in connection with refinancing, resecuritization or other restructuring of the eligible ARS or other ARS held by the UBS Entities or by their clients.

The UBS Entities may act as investment advisers to some Eligible Holders. Furthermore some of these Eligible Holders may hold their eligible ARS in a discretionary account at the UBS Entities, where the UBS Entities have discretion to trade on these holders' behalf. In the case of Eligible Holders where the UBS Entities act as an investment advisors in a discretionary account, because the UBS Entities may act as principals in the offer, these Eligible Holders may need to consent to any sale of their ARS to the UBS Entities pursuant to the ARS Rights or to any exercise of discretion by the UBS Entities, to the extent that the UBS Entities are the purchasers in these transactions. The enclosed acceptance form that an Eligible Holder must use to accept the offer constitutes this consent, to the extent legally required. In disposing of the ARS, the UBS Entities will be acting in their capacity as broker-dealers and will execute these transactions on a principal basis (meaning that the UBS Entities will be party to the transaction for their own account). That is the case regardless of the type of account in which you currently hold your ARS at the UBS Entities or the account agreement covering those securities. In this regard, the terms and conditions of the offer, including the UBS Entities' role as broker-dealer, their ability to sell the ARS on a principal basis, and your grant of limited discretion to sell these your eligible ARS supersede and amend conflicting terms and conditions included in your UBS account agreements or other documents which you may have previously executed with the UBS Entities. If you hold your ARS in a UBS advisory or discretionary account, you should note that the terms, conditions and obligations under those agreements will no longer apply to your ARS.

If you hold eligible ARS in a discretionary account at one of the UBS Entities and do not choose to accept the offer, your investment adviser at the UBS Entities may not accept the offer for you. If you want to accept the offer, you should follow the procedures described above in "—Eligible Holder's acceptance of the offer."

The offer

Commencing on or about October 31, 2008, UBS AG, through the UBS Entities as its agents, will offer to purchase at par eligible ARS from holders of Series G ARS Rights. The exercise period for the Series G ARS Rights will remain open until January 30, 2009.

If an ARS Right is not exercised by the holder on or prior to the expiration date, that ARS Right will expire and will be of no further value to the holder.

22

The offer

UBS AG is the registrant with respect to the registration statement of which this prospectus forms a part. However, UBS AG will delegate portions of its performance obligations in respect of the ARS Rights to the UBS Entities as its agents, and will also delegate to the UBS Entities its rights to sell or otherwise dispose of, and/or enter in the auction process with respect to, eligible ARS. UBS AG will retain ultimate responsibility with respect to the satisfaction of the performance obligations under the ARS Rights.

The UBS Entities will exercise their right to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short time period after the effectiveness of the holders' acceptance of the offer.

ARS purchase procedures

Pursuant to the Settlement, the following purchase procedures will apply to Eligible Holders who validly accept the offer:

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Offer by UBS AG:    UBS AG, through the UBS Entities as its agents, will offer to purchase eligible ARS at par from Eligible Holders during the period commencing on October 31, 2008 and ending on January 30, 2009. Eligible Holders may enter a sell order to sell their eligible ARS at par to the UBS Entities at any time during this time period. Once an Eligible Holder has entered this sell order, the order cannot be withdrawn and the order will settle as described below under "Settlement."

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Discretionary sales on behalf of Eligible Holders:    Starting on the business day following the date on which an Eligible Holder's acceptance is effective, the UBS Entities shall be authorized to exercise the sole discretion and right on that holder's behalf to effect sales or other dispositions of, and/or enter orders in the auction process with respect to, eligible ARS, including but not limited to secondary sales, without prior notification, so long as par is returned to the Eligible Holder in the event of a sale or other disposition. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings or other transactions while still returning par to Eligible Holders. The UBS Entities will exercise this right to acquire Eligible Holders' eligible ARS not later than October 31, 2008 or, if later, within a short time period after the effectiveness of the holders' acceptance of the offer. The UBS Entities will make Eligible Holders whole at par if any discretionary sale occurs below par. The UBS Entities will exercise this discretion solely for the purpose of facilitating restructurings, dispositions or other solutions.

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Settlement:    All sales and purchases described above will settle one business day after the sales or purchase order is executed. In cases of issuer restructurings, redemptions or other actions or dispositions, or any other dispositions involving third parties in addition to the UBS Entities, the UBS Entities will not be responsible for the timing of the settlement.

UBS AG agrees that it will not take advantage of restructurings, dispositions or other liquidity solutions for ARS that any UBS Entity holds in inventory from and after the date of this prospectus without making the same solution available as soon as practicable to Eligible Holders who hold the same ARS by CUSIP number in their UBS account.

TERMS OF THE OFFER

UBS AG, through the UBS Entities as its agents, is offering the ARS Rights to Eligible Holders pursuant to this prospectus. The ARS Rights will obligate UBS AG, through the UBS Entities as its agents, to purchase tax-exempt auction preferred stock from Eligible Holders as described below.

23

The offer

The ARS Rights will be denominated in accordance with the number of shares of these securities.

Eligible Holders may exercise their ARS Rights by entering a sell order to sell their eligible ARS at par to the UBS Entities at any time during the period in which the applicable ARS Rights are exercisable.

Eligible Holders are urged to ascertain the following information as soon as practicable: (1) their amount of eligible ARS, by CUSIP; (2) dividend reset/payment date frequency for eligible ARS; (3) the purchase date(s) for eligible ARS; and (4) the most recent rate information, where information is available on a reliable basis to UBS AG or the UBS Entities, for eligible ARS. Holders may determine this information by calling their UBS Financial Advisor or Branch Manager at the number listed in the cover letter accompanying this prospectus; the most recent rate information is also available by accessing www.ubs.com/auctionratesecurities.

If your ARS are held outside of your account at the UBS Entities in which they were held on July 15, 2008, you will need to transfer the ARS back to that account at the UBS Entities prior to November 14, 2008 (unless such date is extended by UBS AG) in order to accept the offer. The way that you must transfer your ARS into the account in which the ARS were held on July 15, 2008 will depend upon where your ARS are held now.

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If your ARS are held in an account outside of the UBS Entities, you must complete the relevant information in your offer acceptance form.

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If your ARS are held in an account (other than a UBS loan pledge account) at one of the UBS Entities that is a different account than your ARS were held in on July 15, 2008, you must contact your UBS Financial Advisor or Branch Manager to request that your ARS be transferred to the UBS account in which your ARS were held in on July 15, 2008.

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If you are a delivery vs. payment client, you need to sign an acceptance form to open a new account at a UBS Entity and deliver your eligible ARS free of payment to the UBS Entity via the Depository Trust & Clearing Corporation.

In exchange for the issuance of the ARS Rights, Eligible Holders will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS on their behalf. The purpose of this right (which is similar to a call right) is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning par to Eligible Holders. Eligible Holders will be entitled to receive par regardless of the amount actually received by the UBS Entities in the sale or disposition.

The UBS Entities will be able to exercise the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS on the business day following the date on which a holder accepts the offer regardless of whether the holder accepts the offer prior to November 14, 2008. Therefore, the UBS Entities may be able to exercise this right after you choose to accept the offer but before your exercise period begins, and thus before you may exercise your right to sell your ARS to the UBS Entities. The use of the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS by the UBS Entities will be for the purpose of facilitating restructurings, dispositions or other solutions that will result in par value payments for Eligible Holders. For example, the UBS Entities may work with the issuer of a particular series of ARS to structure a refinancing in which the issuer will issue a new security and use the proceeds to purchase its ARS. In that situation, the UBS Entities would utilize this right to deliver the ARS of that series held by Eligible Holders, resulting in a return of par to the holder. The UBS Entities will not exercise this right to take an investment position in any ARS.

24

The offer

The UBS Entities will exercise their right to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short time period following the effectiveness of holders' elections to accept the offer. As described in the press release issued by UBS AG on July 15, 2008, the UBS Entities intend to finance these repurchases of tax-exempt auction preferred stock through the issuance of remarketed preferred securities to be issued by a newly-created trust, but the offer is not contingent on this financing. The trust will be controlled by UBS AG and will hold the purchased ARS.

UBS AG and the UBS Entities may continue to participate in auctions or future remarketings of eligible ARS after the date of this prospectus. See "Risk factors—The UBS entities and other unaffiliated financial institutions may continue to participate in auctions or future remarketings of eligible ARS." You may request, at no cost, information as to UBS AG's material auction practices and procedures by calling the UBS Auction Rate Securities Client Service Center at 1-800-253-1974. Holders outside the United States may call collect at +1-201-352-0105. Alternatively, this information is available at www.ubs.com/auctionratesecurities and has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

UBS AG and the UBS Entities may purchase eligible ARS from holders outside of the offer at times and on terms other than those provided in the offer. Any such purchases from Eligible Holders will be made at par and any such purchases from other holders will be made at a price not greater than par.

All sales and purchases made pursuant to the exercise of ARS Rights or discretion by the UBS Entities to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, ARS will settle the business day following the day on which the applicable sale or purchase order is executed. In cases of issuer restructurings, redemptions or other actions or dispositions, or any other dispositions involving third parties in addition to the UBS Entities, the UBS Entities will not be responsible for the timing of the settlement.

Any Eligible Holders who do not timely accept the offer will not be entitled to exercise any ARS Rights and will not otherwise be entitled to have the UBS Entities purchase any of their eligible ARS. To accept the offer, Eligible Holders must complete the accompanying acceptance form and transmit the form to the UBS Entities in accordance with the instructions set forth therein no later than November 14, 2008 (or any such later date on which the UBS Entities, on behalf of UBS AG, agree to receive acceptances of the offer). Eligible Holders transmitting election forms to the UBS Entities after November 14, 2008 (or any later date) will not be entitled to the benefits of the offer. To accept all offers, an Eligible Holder needs to return every acceptance form that was sent to the Eligible Holder. The method of transmission of the election form is at the risk of the holder. We encourage all Eligible Holders desiring to participate in the offer to transmit their acceptance form to the UBS Entities as promptly as practicable.

An Eligible Holder who validly accepts the offer may, at any time, elect to sell or otherwise transfer some or all of its eligible ARS to a party other than the UBS Entities. Upon such sale or other transfer, the holder will be deemed to have declined the offer with respect to those eligible ARS, and the transferred ARS will cease to be eligible ARS for purposes of the offer and any related ARS Rights held by such Eligible Holder will be cancelled. If the sale or other transfer was at less than par, UBS AG shall not be obligated to pay the shortfall in such sale. If the holder still has eligible ARS in an account at the UBS Entities after that sale, the remaining ARS shall continue to be entitled to all of the benefits of the offer.

Holders who have taken loans from UBS Bank USA or its affiliates under previous ARS loan programs, and who accept the offer, must repay all 100% loan-to-par value loans upon the commencement of the exercise period or, if later, upon the effectiveness of the holder's election to accept the offer. Eligible Holders who have taken loans from UBS Bank USA or its affiliates under

25

The offer

previous ARS loan programs, and who do not accept the offer, must repay all 100% loan-to-par value loans in a timely manner. UBS Bank USA and its affiliates reserve all of their rights and remedies under the applicable loan documents with respect to holders who do not accept the offer.

The UBS Entities may, on behalf of UBS AG, in their discretion and upon showing of good cause, waive compliance with any of the terms or conditions of the offer.

In the event that there are any material amendments or changes to the offer, UBS AG will file one or more prospectus supplements and/or free writing prospectuses with the SEC in compliance with relevant SEC rules that will disclose the amendment or change.

If UBS AG extends the duration of this offer, it will publicly announce any such extension no later than 9:00 am (New York City time) on the business day immediately following the previously scheduled offer expiration date. UBS AG will make such public announcement by issuing a press release announcing the extension, and by filing a free writing prospectus with the SEC containing all material information regarding the extension. Notice of the extension will also be posted at www.ubs.com/auctionratesecurities, and information regarding any extension can be obtained from your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

For additional information regarding the offer, you may call your UBS Financial Advisor or Branch Manager at the number listed on the cover letter accompanying this prospectus.

26

 The concurrent offer

On August 8, the UBS Entities entered into settlements in principle with each of the Division of Enforcement of the SEC, the NYAG and other state agencies represented by NASAA, including the Massachusetts Securities Division, to settle investigations by each of these agencies of the UBS Entities relating to their sale and marketing of ARS. The UBS Entities have executed a final settlement with the Massachusetts Securities Division. Each of the settlements contains substantially identical terms. Pursuant to the Settlement, in order to provide liquidity to holders of ARS, the UBS Entities agreed to offer to purchase ARS from holders who are eligible to participate.

Concurrently with this offer, pursuant to the Settlement, UBS AG will deliver a separate prospectus to, among others, holders who held ARS in accounts with the UBS Entities on February 13, 2008, and are otherwise eligible to participate in the offer under that prospectus. UBS AG is offering these holders ARS Rights, Series A, B and C. These ARS Rights will provide these holders with the right to require the UBS Entities to purchase their eligible ARS for cash at par if they accept the concurrent offer. By so doing, these holders will have granted the UBS Entities authority to exercise discretion on their behalf to effect sales or other dispositions of, and/or enter orders in the auction process with respect to, their eligible ARS. In addition, these holders will have access to a no net cost loan program, special FINRA arbitration procedures in order to pursue consequential damages, and the right to be made whole in the event that these holders sold ARS below par between February 13, 2008 and September 15, 2008. The UBS Entities will provide an offer period to holders eligible to participate in the concurrent offer that will commence on October 7, 2008 and will end on November 14, 2008. Since holders eligible for the offer being made pursuant to this prospectus did not hold eligible ARS in accounts at the UBS Entities on February 13, 2008, they are not eligible holders for purposes of the concurrent offer and are not entitled to the same benefits. Nonetheless, UBS AG is offering to eligible holders pursuant to this prospectus ARS Rights, Series G.

Funding of the offer

The UBS Entities will finance purchases of eligible ARS pursuant to the offer or upon exercise of the discretion granted by Eligible Holders from available cash.

Use of proceeds

UBS AG will not receive cash proceeds from the offer.

27

 Description of securities

DESCRIPTION OF THE ARS RIGHTS

Set forth below is a summary of the material terms of the ARS Rights. This description is not complete and is qualified in its entirety by reference to the forms of ARS Rights, which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Eligible Holder of eligible ARS who validly accepts the offer will receive Series G ARS Rights. The ARS Rights represent a contractual agreement between the Eligible Holder and UBS AG that will rank senior to UBS AG's ordinary shares. Each holder of an ARS Right will be entitled to cause UBS AG to purchase the eligible ARS that corresponds to that ARS Right and is held by the Eligible Holder, as described in "The offer—Terms of the offer." The ARS Rights will be distributed at the time the holder accepts the offer as described above under "The offer—Background and reasons for the offer—The Settlement—Eligible Holder's acceptance of the offer" and below under "—Distribution of ARS Rights and notification of holders."

UBS AG is the registrant with respect to the registration statement of which this prospectus forms a part. However, UBS AG will delegate portions of its performance obligations in respect of the ARS Rights to the UBS Entities, and will also delegate to the UBS Entities its sole discretion and rights to exercise discretion to sell or otherwise dispose of eligible ARS.

RECORD DATE

The record date for the distribution of the ARS Rights will be the acceptance date for the Eligible Holder. The acceptance period commences October 7, 2008 and ends on November 14, 2008, unless extended by UBS AG.

DISTRIBUTION OF ARS RIGHTS AND NOTIFICATION OF HOLDERS

This prospectus and the accompanying cover letter and acceptance form constitute notification to Eligible Holders of their option to receive ARS Rights that correspond to their eligible ARS. The ARS Rights will be distributed to each Eligible Holder that validly accepts the offer when the holder acceptance becomes effective.

TRADING AND SALE OF ARS RIGHTS

The ARS Rights are not transferable, tradeable or marginable and will not be listed on any securities exchange or any electronic communications network.

EXPIRATION OF ARS RIGHTS ACCEPTANCE PERIOD

The acceptance period for the offer begins on the date of this prospectus and ends on November 14, 2008 (unless extended by UBS AG). At that time, any holder who has not delivered an acceptance form indicating its desire to accept will lose the right to accept the offer and will therefore lose the right to receive ARS Rights.

The ARS Rights expire at 12:00 pm (New York City time) on January 30, 2009, unless extended by UBS AG in its sole discretion.

GLOBAL SECURITIES, DELIVERY AND FORM

The ARS Rights will be issued in the form of one or more fully-registered global ARS Rights that will be deposited with one of the UBS Entities and registered in that entity's name on behalf of the beneficial owners of the ARS Right. The global ARS Rights may be transferred in whole and not in part and only with the consent of UBS AG.

28

 United States federal income tax considerations

General

The following is a general discussion of certain federal income tax consequences of the offer and the transactions contemplated by the offer. It applies to you only if you are a taxpayer who accepts the offer and who purchased eligible ARS at a price equal to their liquidation preference. This discussion is a summary for general information purposes only and does not consider all aspects of federal income taxation which may be relevant to you in light of your individual circumstances.

Sale of eligible ARS pursuant to the ARS Rights or otherwise

You will not recognize income, gain or loss on any sale of eligible ARS if the amount received in such sale is equal to the liquidation preference of ARS sold. If you sell eligible ARS for an amount that includes amounts attributable to accrued but unpaid dividends, you generally will recognize gain for federal income tax purposes in an amount equal to such accrued but unpaid dividends. Any such gain will generally be capital gain and will generally be long-term capital gain if you held the eligible ARS for more than one year at the time you accept the offer. Otherwise, the gain will generally be short-term capital gain.

You are urged to consult with your own tax adviser regarding the federal income tax consequences to you of accepting the offer in your particular circumstances.

29

 ERISA considerations

The following is a summary of certain considerations that may be relevant to Eligible Holders that are subject to Title I of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 4975 of the Internal Revenue Code (the Code). This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the conclusions set forth in this discussion.

FIDUCIARY DUTIES

If you are a fiduciary of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (together, Benefit Plan Investors), you should review the fiduciary standards of ERISA and the Benefit Plan Investor's particular circumstances before choosing to accept the offer described in this prospectus on behalf of such Benefit Plan Investor or choosing to exercise such Benefit Plan Investor's right to sell its eligible ARS to the UBS Entities. You should consider whether the Benefit Plan Investor's acceptance of an offer or sale of its eligible ARS would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the underlying plan or plans and the other agreements which apply to investments by such Benefit Plan Investor.

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan or Benefit Plan Investor or the owner of an individual retirement account, or IRA, or participant in a Keogh plan and you have delegated the power to make investment decisions with respect to the ARS held in your account to one of the UBS Entities or another of our affiliates (a UBS Investment Manager), the UBS Investment Manager will not be permitted to make the decision to accept this offer on behalf of such Benefit Plan Investor. If you wish to accept the offer of the ARS Rights, you must do so directly as described above in "The offer—Eligible Holder's acceptance of the offer."

PROHIBITED TRANSACTIONS

A fiduciary of a Benefit Plan Investor subject to Title I of ERISA, as well as a person making investment decisions on behalf of an IRA or a Keogh plan for one or more self-employed persons, should also consider whether the acceptance of the offer of the ARS Rights or the exercise of the ARS Rights by the Benefit Plan Investor or by the UBS Entities could result in a "prohibited transaction." ERISA and the Code prohibit Benefit Plan Investors from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Code with respect to the Benefit Plan Investor. A violation of these rules may result in a substantial excise tax under the Code and other liabilities under ERISA. There are a variety of class, statutory and individual exemptions from the prohibited transaction rules available, but even if the conditions of an exemption are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or fiduciary standards of ERISA, but may be subject to similar rules and should consult their own advisors to determine if acceptance of the offer or the exercise of the ARS by either the plan or by the UBS Entities would result in a violation of such rules.

UBS AG, the UBS Entities and other of our affiliates may each be considered a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the

30

ERISA considerations

Code with respect to a Benefit Plan Investor (for example, because they provide investment management, brokerage or other financial services to the Benefit Plan Investor). If UBS AG, the UBS Entities or any of our affiliates is a party in interest or disqualified person with respect to a Benefit Plan Investor, that Benefit Plan Investor's acceptance of the offer of the ARS Rights, the sale of its ARS to the UBS Entities or a loan from UBS Bank to that Benefit Plan Investor could constitute a prohibited transaction under ERISA or the Code, unless such acceptance, sale or loan occurs pursuant to and in accordance with an applicable class, statutory or individual exemption. Any Benefit Plan Investor proposing to accept this offer or exercise its right to sell its eligible ARS to UBS AG or borrow from UBS Bank pursuant to an ARS Right should consult with its own counsel regarding the applicability of the prohibited transaction rules and any applicable exemptions thereto.

If the UBS Entities exercise the right to sell or otherwise dispose of and/or enter orders in the auction process with respect to eligible ARS on behalf of a Benefit Plan Investor, such actions could constitute a prohibited transaction under ERISA or the Code, but such actions may be permitted under a class, statutory or individual exemption.

By validly accepting this offer, Benefit Plan Investors will be granting the UBS Entities the discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, eligible ARS on their behalf. For certain Benefit Plan Investors that retain UBS AG, the UBS Entities and their affiliates as investment managers with the discretion to make decisions for their accounts, including the decision to exercise the Benefit Plan Investors' rights to sell its eligible ARS to UBS AG pursuant to the ARS Rights, or to apply for a loan from UBS Bank, the acceptance of this offer will also grant the UBS Entities or their affiliates the authority to sell the Benefit Plan Investors' ARS to UBS AG pursuant to the terms of the ARS Rights or to enter into a loan from UBS Bank. If the UBS Entities exercise their discretion under the ARS Rights in any of these ways, the sale or disposal of the Benefit Plan Investors' eligible ARS and/or the loan between the Benefit Plan Investors and UBS Bank could be treated as a prohibited transaction under ERISA or Section 4975 of the Code.

UBS has applied to the US Department of Labor for individual exemptions from the prohibited transaction provisions of ERISA and the Code for these transactions, and believes it is likely that these exemptions will be granted and given retroactive effect. Until these exemptions are granted and given retroactive effect, the UBS Entities do not intend to exercise their discretion to enter into any of these transactions on behalf of any Benefit Plan Investors. There are also existing class and statutory exemptions which may provide adequate relief for certain of these potential prohibited transactions. However, if the UBS Entities enter into any of these transactions before the proposed individual prohibited transaction exemptions have been granted and no other class or statutory exemption is available, the transactions could be treated as prohibited transactions. There can be no assurance if, or when, the US Department of Labor will grant the requested exemptions or that, if granted, they will be given retroactive effect. Benefit Plan Investors who hold tax-exempt auction preferred stock may want to exercise their right to sell those eligible ARS to UBS pursuant to their ARS Rights when their offer period commences, as UBS AG does not intend to exercise its discretion to sell or otherwise dispose of these securities until these exemptions are granted.

The above is a summary of the material considerations applicable to Eligible Holders that are employee benefit plans, IRAs, and other entities that are subject to Title I of ERISA or Section 4975 of the Code. It is not intended to be a complete discussion, nor is it to be construed as legal advice or a legal opinion, and such Eligible Holders should consult their own counsel on these matters.

31

 Plan of distribution

The opportunity to elect to participate in the offer, and thus to receive the ARS Rights, will commence on October 7, 2008 and end on November 14, 2008 (unless extended by UBS AG). This prospectus, along with related materials, will be distributed to Eligible Holders of the existing ARS that are subject to the offer. The ARS Rights will evidence the obligation of the UBS Entities to purchase ARS at par from the Eligible Holders who validly accept the offer. If an Eligible Holder wishes to exercise its right to receive ARS Rights, that holder should accept the offer by completing the accompanying acceptance form and transmitting it to the UBS Entities. See "The offer—Background and reasons for the offer—The Settlement—Eligible Holder's acceptance of the offer."

The ARS Rights are not transferable, tradeable or marginable, and will not be listed on any securities exchange or any electronic communications network. In exchange for the ARS Rights, Eligible Holders who validly accept the offer will grant to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to, the eligible ARS on behalf of these Eligible Holders, so long as the UBS Entities return par to these holders in the event of any sale or other disposition. The purpose of this discretion is to permit the UBS Entities to mitigate potential damages by executing restructurings and other transactions while still returning par to Eligible Holders. The UBS Entities will exercise discretion to acquire Eligible Holders' eligible ARS on or about October 31, 2008 or, if later, within a short period of time after the effectiveness of the holders' elections to accept the offer.

We will not offer the ARS Rights for sale to or through underwriters, dealers or agents. We are not paying any commissions, fees, or discounts in connection with this offer of ARS Rights.

Validity of the securities

The validity of these securities will be passed upon for UBS AG by Covington & Burling LLP as to matters of New York law and Homburger AG as to matters of Swiss law.

Experts

The consolidated financial statements of UBS AG appearing in UBS AG's Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of UBS AG's internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein and in the amendments to that report on Form 20-F/A, and incorporated herein by reference. Such consolidated financial statements as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

32

 Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of directors and officers

Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with bona fide third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the Board of Directors lawfully delegated the power to carry out day-to-day management to a different corporate body—for example, the Executive Board—the Board of Directors is not vicariously liable for the acts of the members of the Executive Board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the Executive Board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from certain negligent behavior or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or (subject to certain fines) criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

Because UBS AG is a Swiss company headquartered in Switzerland, many of the directors and officers of UBS AG are residents of Switzerland and not the US. As a result, US investors may find it difficult in a lawsuit based on the civil liability provisions of the US federal securities laws to:

–>
Effect service within the US upon UBS AG and the directors and officers of UBS AG located outside the US;

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Enforce in US courts or outside the US judgments obtained against those persons in US courts;

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Enforce in US courts judgments obtained against those persons in courts in jurisdictions outside the US; and

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Enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of US courts, civil liabilities based solely upon the US federal securities laws.

Neither the UBS AG Articles of Association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

UBS AG maintains directors' and officers' insurance for its directors and officers.

Part II.

Item 9. Exhibits

Exhibit number	Description of exhibit

4.1	Form of Auction Rate Securities Rights Series A-1
4.2	Form of Auction Rate Securities Rights Series A-2
4.3	Form of Auction Rate Securities Rights Series B-1
4.4	Form of Auction Rate Securities Rights Series B-2
4.5	Form of Auction Rate Securities Rights Series C-1
4.6	Form of Auction Rate Securities Rights Series C-2
4.7	Form of Auction Rate Securities Rights Series G
5.1	Opinion of Covington & Burling LLP as to the validity of the ARS Rights (New York Law)
5.2	Opinion of Homburger AG as to the validity of the ARS Rights (Swiss Law)
8	Opinion of Covington & Burling LLP as to United States federal tax matters
10.1	Credit Line Account Application and Agreement for Individuals
10.2	Credit Line Account Application and Agreement for Organizations and Businesses
10.3	Credit Line Account Application and Agreement for Trust and Estate Accounts
10.4	Credit Line Agreement—Borrower Agreement
10.5	Credit Line Agreement—Demand Facility
10.6	Addendum to Credit Line Account Application Agreement
23.1	Consents of Covington & Burling LLP (included in Exhibits 5.1 and 8)
23.2	Consent of Homburger AG (included in Exhibit 5.2)
23.3	Consent of Ernst & Young Ltd.
24	Power of Attorney
99.1	UBS Auction Rate Securities Practices and Procedures

Item 10. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

UBS AG hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in

Part II.

    volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by UBS AG pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the

Part II.

    registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(d)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

7.
That, for purposes of determining any liability under the Securities Act of 1933, each filing of UBS AG's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 14. Expenses of issue and distribution

The following table sets forth the expenses payable by us in connection with the issuance of the Auction Rate Security Rights hereunder:

Expense	Amount to be paid

SEC registration fee	$1
Legal fees and expenses	675,000
Accounting fees and expenses	25,000
Printing and duplicating expenses	250,000
Total	950,001

 Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland and in the City of New York, State of New York, the United States, on October 7, 2008.

UBS AG
By:	/s/ LOUIS R. EBER
	Name:	Louis R. Eber
	Title:	Managing Director
By:	/s/ THOMAS C. NARATIL
	Name:	Thomas C. Naratil
	Title:	Member of the Group Managing Board Head of Auction Rate Securities Solutions Group

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARCEL ROHNER Marcel Rohner	Group Chief Executive Officer (principal executive officer and principal financial officer)	September 30, 2008
/s/ JOHN CRYAN John Cryan	Group Chief Financial Officer (principal financial officer and principal accounting officer)	September 26, 2008
/s/ PETER KURER Peter Kurer	Chairman and Member of Board of Directors	September 26, 2008
/s/ STEPHAN HAERINGER Stephan Haeringer	Non-Independent Vice Chairman and Member of Board of Directors	September 26, 2008
/s/ SERGIO MARCHIONNE Sergio Marchionne	Independent Vice Chairman and Member of Board of Directors	September 26, 2008

Signatures

/s/ ERNESTO BERTARELLI Ernesto Bertarelli	Member of Board of Directors	September 26, 2008
Gabrielle Kaufmann-Kohler	Member of Board of Directors
/s/ ROLF A. MEYER Rolf A. Meyer	Member of Board of Directors	September 26, 2008
/s/ HELMUT PANKE Helmut Panke	Member of Board of Directors	September 26, 2008
David Sidwell	Member of Board of Directors
Peter Spuhler	Member of Board of Directors
/s/ PETER VOSER Peter Voser	Member of Board of Directors	September 25, 2008
/s/ LAWRENCE A. WEINBACH Lawrence A. Weinbach	Member of Board of Directors	September 25, 2008
/s/ JOERG WOLLE Joerg Wolle	Member of Board of Directors	September 26, 2008

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of UBS AG in the United States, in the City of New York, State of New York, on October 7, 2008.

UBS AG
By:	/s/ MARK SHELTON Name: Mark Shelton Title: Co-General Counsel, The Americas

 Exhibit index

Exhibit number	Description of exhibit

4.1	Form of Auction Rate Securities Rights Series A-1
4.2	Form of Auction Rate Securities Rights Series A-2
4.3	Form of Auction Rate Securities Rights Series B-1
4.4	Form of Auction Rate Securities Rights Series B-2
4.5	Form of Auction Rate Securities Rights Series C-1
4.6	Form of Auction Rate Securities Rights Series C-2
4.7	Form of Auction Rate Securities Rights Series G
5.1	Opinion of Covington & Burling LLP as to the validity of the ARS Rights (New York Law)
5.2	Opinion of Homburger AG as to the validity of the ARS Rights (Swiss Law)
8	Opinion of Covington & Burling LLP as to United States federal tax matters
10.1	Credit Line Account Application and Agreement for Individuals
10.2	Credit Line Account Application and Agreement for Organizations and Businesses
10.3	Credit Line Account Application and Agreement for Trust and Estate Accounts
10.4	Credit Line Agreement—Borrower Agreement
10.5	Credit Line Agreement—Demand Facility
10.6	Addendum to Credit Line Account Application Agreement
23.1	Consents of Covington & Burling LLP (included in Exhibits 5.1 and 8)
23.2	Consent of Homburger AG (included in Exhibit 5.2)
23.3	Consent of Ernst & Young Ltd.
24	Power of Attorney
99.1	UBS Auction Rate Securities Practices and Procedures

QuickLinks

AUCTION RATE SECURITIES RIGHTS SERIES A, B AND C
Explanatory note
Cautionary note regarding forward-looking statements
Incorporation of certain information by reference
Where you can find more information
Presentation of financial information
Limitations on enforcement of US laws against UBS AG, its management and others
Summary
Risk factors
Questions and answers about the offer
UBS AG
Recent developments
Capitalization of UBS AG
The offer
The concurrent offer
Funding of the offer
Use of proceeds
Description of securities
Description of no net cost loans
ERISA considerations
Plan of distribution
Validity of the securities
Experts
AUCTION RATE SECURITIES RIGHTS SERIES G
Cautionary note regarding forward-looking statements
Incorporation of certain information by reference
Where you can find more information
Presentation of financial information
Limitations on enforcement of US laws against UBS AG, its management and others
Summary
Risk factors
Questions and answers about the offer
UBS AG
Recent developments
Capitalization of UBS AG
The offer
The concurrent offer
Funding of the offer
Use of proceeds
Description of securities
United States federal income tax considerations
ERISA considerations
Plan of distribution
Validity of the securities
Experts
Part II.
Signatures
Exhibit index